                                                                    Exhibit 99.2

[Letterhead of PriceWaterhouseCoopers LLP]


March 9, 2001

(except for note 22 (i), which is as of March 28, 2001 and note 22 (ii), which is as of April 11, 2002)

Auditors' Report

To the Directors of
MGI Software Corp.

We have audited the consolidated balance sheets of MGI Software Corp. as at January 31, 2001 and 2000 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

/s/ PriceWaterhouseCoopers LLP

Consolidated Balance Sheets

As at January 31, 2001 and 2000 (in thousands of Canadian dollars)

------------------------------------------------------------------------------------------------------
                                                                                  2001       2000
------------------------------------------------------------------------------------------------------
                                                                                         $          $
ASSETS
   Current assets
     Cash                                                                            2,444      2,088
     Short-term investments (note 3(a))                                             33,880          -
     Notes receivable (note 3(b))                                                        -     31,616
     Accounts receivable
        Trade (note 4)                                                               9,790     11,460
        Other                                                                          830        787
     Inventories                                                                     2,047        488
     Prepaids and other assets                                                       1,925      1,063
------------------------------------------------------------------------------------------------------
                                                                                    50,916     47,502
------------------------------------------------------------------------------------------------------
   Investments (notes 5 and 17)                                                      3,986      2,450
   Capital assets (note 6)                                                           6,928      4,853
   Acquired technology (note 7)                                                      5,517     11,711
------------------------------------------------------------------------------------------------------
                                                                                    67,347     66,516
------------------------------------------------------------------------------------------------------
LIABILITIES
   Current liabilities
     Accounts payable and accrued liabilities                                       19,212     10,632
     Deferred revenue                                                                1,767      1,013
     Current portion of long-term debt (note 8)                                        165        167
     Current portion of capital lease obligations (note 9)                              27         28
------------------------------------------------------------------------------------------------------
                                                                                    21,171     11,840
   Deferred revenue                                                                  2,113      1,787
   Long-term debt (note 8)                                                               -        165
   Capital lease obligations (note 9)                                                   22         45
------------------------------------------------------------------------------------------------------
                                                                                    23,306     13,837
SHAREHOLDERS' EQUITY
   Capital stock
     Common shares (note 10)                                                       116,819     72,867
     Other equity (note 10)                                                          3,964     24,047
   Deficit                                                                        (76,742)   (44,235)
------------------------------------------------------------------------------------------------------
                                                                                    44,041     52,679
------------------------------------------------------------------------------------------------------
   Commitments and contingencies (notes 16 and 21)                                  67,347     66,516
------------------------------------------------------------------------------------------------------

Consolidated Statement of Operations and Deficit
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts)

------------------------------------------------------------------------------
                                                        2001          2000
------------------------------------------------------------------------------
                                                              $              $
REVENUE                                                  47,050         30,840
COST OF SALES                                            10,419          4,763
------------------------------------------------------------------------------
                                                         36,631         26,077
------------------------------------------------------------------------------
EXPENSES
   Marketing and selling                                 30,418         17,722
   Research and development (note 11)                    20,105         12,484
   Administration                                         6,998          4,227
   Foreign exchange                                        (780)           436
   Amortization of capital assets                         1,851          1,022
------------------------------------------------------------------------------
                                                         58,592         35,891
------------------------------------------------------------------------------
LOSS BEFORE UNDERNOTED ITEMS                            (21,961)        (9,814)
ONE-TIME CHARGES (note 19)                               (3,871)             -
INTEREST INCOME                                             949            344
INTEREST EXPENSE ON LONG-TERM DEBT                         (188)          (371)
AMORTIZATION OF ACQUIRED TECHNOLOGY                      (6,820)       (10,594)
------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                (31,891)       (20,435)
INCOME TAXES (note 12)                                      616              -
------------------------------------------------------------------------------
LOSS FOR THE YEAR                                       (32,507)       (20,435)
DEFICIT - BEGINNING OF YEAR                             (44,235)       (23,800)
------------------------------------------------------------------------------
DEFICIT - END OF YEAR                                   (76,742)       (44,235)
------------------------------------------------------------------------------
LOSS PER SHARE - BASIC AND DILUTED                        (0.85)         (0.67)
------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING 38,161,796     30,613,492
------------------------------------------------------------------------------

Consolidated Statement of Cash Flows
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars)

-----------------------------------------------------------------------------------------------------------
                                                                                          2001     2000
-----------------------------------------------------------------------------------------------------------
                                                                                               $        $
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the year                                                                        (32,507) (20,435)
Items not affecting cash
   Amortization of capital assets                                                           1,851    1,022
   Amortization of acquired technology                                                      6,820   10,594
   Unrealized foreign exchange (gain) loss                                                   (73)      246
   Non-cash financing expense                                                                   -      102
   Net change in non-cash working capital amounts relating to operations (note 13)          9,805  (4,457)
-----------------------------------------------------------------------------------------------------------
                                                                                         (14,104) (12,928)
-----------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Net proceeds on issuance of common shares                                                   2,399   23,746
Net proceeds on issuance of units                                                          21,336        -
Net proceeds on issuance of special units                                                       -   23,550
Net proceeds on receipt of convertible debt                                                     -    5,865
Repayment of long-term debt                                                                 (167)    (168)
Repayment of capital lease obligations                                                       (24)     (32)
-----------------------------------------------------------------------------------------------------------
                                                                                           23,544   52,961
-----------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of capital assets - net                                                          (3,792)  (3,431)
Acquisition of intangible assets                                                          (3,259)  (7,158)
Decrease (increase) in notes receivable                                                    31,616 (31,756)
-----------------------------------------------------------------------------------------------------------
                                                                                           24,565 (42,345)
-----------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE GAIN (LOSS) ON CASH HELD IN FOREIGN CURRENCY                                 231     (68)
-----------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR                           34,236  (2,380)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                2,088    4,468
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                     36,324    2,088
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS COMPRISED OF:
   CASH                                                                                     2,444    2,088
   SHORT-TERM INVESTMENTS                                                                  33,880        -
-----------------------------------------------------------------------------------------------------------
                                                                                           36,324    2,088
-----------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (NOTE 13)

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (tabular amounts in thousands of Canadian dollars, except per share amounts)

 1  NATURE OF OPERATIONS

    MGI Software Corp. was incorporated on September 22, 1995 under the laws of the Province of Ontario to design, develop, market and support Internet imaging products and digital video and photography solutions for PCs, devices, and the Internet. The products apply to content creation and editing, content encoding and decoding, Internet distribution systems, web printing and online navigation. To date, the Company's primary markets have been the United States, Europe and Asia Pacific.

    The Company has decided to retain the Canadian dollar as its reporting currency.

 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of consolidation

    Effective August 1, 2000, Live Picture Japan K. K. is accounted for on a consolidated basis due to a change in circumstances resulting in the Company having the ability to control Live Picture Japan K. K.

    These consolidated financial statements include the accounts of the Company, its 50.1% interest in Live Picture Japan K. K. and the following wholly owned subsidiaries: MGI Software Inc., and Live Picture Development S.A.R.L. All intercompany accounts and transactions have been eliminated on consolidation.

    Revenue recognition

    Revenue from packaged software products and related end-user telephone support sold to distributors and resellers is recognized when shipped, the price is fixed and collection is reasonably assured except in certain circumstances where product returns cannot be reasonably estimated. Provisions are recorded for returns and rebates. Where returns cannot be reasonably estimated revenue is recognized when products are sold to end-users.

    Revenue from software products and related customer post-contract support sold to original equipment manufacturers (OEMs) is recognized when the OEMs ship the products to their customers, except in certain circumstances where vendor specific objective evidence (VSOE) of the price of the customer post-contract support is not available. Where VSOE is not available for customer post-contract support, the entire fee is recognized ratably over the term of the agreement. End-user telephone support and customer post-contract support sold to OEMs are included in product sales when the support is for a period of less than 12 months and the related estimated costs and upgrades are insignificant. Costs related to such support are accrued.

    Revenue from the sale of development services is recognized as the services are performed under the terms of the contract using the percentage of completion method.

    Deferred revenue represents that portion of income received upon sale of licensed software and co-marketing arrangements where significant obligations remain.

    Cash and cash equivalents

    Cash and cash equivalents include cash and highly liquid investments with original maturities of three months or less.

    Short-term investments

    Short-term investments are valued at the lower of cost and market value.

    Investments

    The Company's long-term portfolio investments are accounted for on the cost basis. The carrying value of investments is written down to net realizable value if there is a loss of value that is considered to be other than temporary.

    Inventories

    Inventories are valued at the lower of cost and net realizable value. Cost is determined using the weighted average basis.

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

    Capital assets

    Capital assets are recorded at the lower of cost, net of accumulated amortization, and net recoverable amount. Amortization charges are calculated on the following bases using the following annual rates:

        Computer equipment                             30% declining balance
        Computer software                              straight-line over 3 years
        Furniture and equipment                        20% declining balance
        Furniture and equipment under capital lease    straight-line over related lease term
        Leasehold improvements                         over the useful life or remaining lease term
        Trademarks and patents                         straight-line over 5 years

    Acquired technology

    Acquired technology is stated at the lower of cost, net of accumulated amortization, and net recoverable amount. Amortization is provided on a straight-line basis over the useful life of the acquired technology ranging from one to three years. The carrying values are reviewed regularly for recoverability based on the future operating income generated by the related assets. Where the carrying amount exceeds the net recoverable amount, the acquired technology is written down.

    Research and development

    Research costs are expensed as incurred. Development costs are expensed as incurred unless a project meets the criteria under generally accepted accounting principles for deferral and amortization. The Company has not deferred any development costs to date.

    Government assistance is available to the Company through the Industrial Research Assistance Program (IRAP) and investment tax credits.

    IRAP funds qualified research and development activities on preapproved projects. IRAP assistance is recorded as a reduction of research and development expenses in the year in which it is claimed.

    Investment tax credits are accounted for using the cost reduction method and, accordingly, are deducted from the related research and development expenses in the year of expenditure provided there is reasonable assurance they will be realized. During fiscal 2001 and 2000, no amounts were accrued.

    Income taxes

    The Company follows the asset and liability method of accounting for income taxes. Under this method, future tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws. Valuation allowances are established, when necessary, to reduce future tax assets to the amounts expected to be realized.

    Foreign currency translation

    Transactions denominated in foreign currencies, and the accounts of the Company's integrated foreign subsidiaries, are translated using the temporal method. Under the temporal method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date whereas other non-monetary assets and liabilities are translated at monthly average rates prevailing at the respective transaction dates. Revenue and expenses are translated at monthly average rates prevailing throughout the year, except for amortization which is translated at exchange rates prevailing when the related assets were acquired. Exchange gains and losses are reflected in the statements of operations and deficit.

    Use of estimates

    The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Financial instruments

    Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value. Unless otherwise indicated, the fair values of financial instruments approximate their recorded amounts. The fair values of cash, short-term investments, notes receivable, accounts receivable, and accounts payable and accrued liabilities approximate their carrying amounts at January 31, 2001 and 2000 because of the short period to receipt or payment of cash. The fair value of long-term debt approximates its carrying value because of the floating interest rate.

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

    Earnings (loss) per share
    Effective February 1, 2001, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 3500, "Earnings per Share". This new standard is mandatory for fiscal years beginning on or after January 1, 2001 and has been given retroactive application. Under this new standard, the "treasury stock" method is used instead of the imputed earnings approach for determining the dilutive effect of options issued on presenting diluted earnings per share. Potential common shares are excluded from the calculation if their effect is anti-dilutive.

    Basic earnings per share are computed by dividing the earnings for the period by the weighted average number of common shares outstanding during the period.

    Stock options issued to service providers
    Stock options issued to service providers are recorded at their fair market value at the date of the grant. This amount is charged to operations over the periods in which services are rendered.

    Stock-based compensation plans
    The Company's stock option plan is described in note 10(i). No compensation expense is recognized for these plans when stock or stock options are issued to employees. Any consideration paid by employees upon the exercise of stock options or purchase of stock is included in share capital. If stock or stock options are repurchased from employees, the excess if any of the consideration paid over the carrying amount of the stock or stock option cancelled is charged to deficit.

 3  SHORT-TERM INVESTMENTS AND NOTES RECEIVABLE

    a) Short-term investments consist of bonds and commercial notes from Canadian and U.S. corporations as follows:

                                                                                       January 31, 2001
--------------------------------------------------------------------------------------------------------
                                                                      Interest
                                                              $              %                 Maturity
Canadian crown corporation bonds                         23,929    5.30 - 6.75            March 1, 2001
U.S. corporate bonds                                      6,747           6.20            March 1, 2001
U.S. commercial notes                                     3,204    5.25 - 5.45    February 1 - 26, 2001
--------------------------------------------------------------------------------------------------------
                                                         33,880
--------------------------------------------------------------------------------------------------------

    b) Notes receivable at January 31, 2000 consists of commercial notes from Canadian and U.S. corporations as follows:

                                                                             January 31, 2000
----------------------------------------------------------------------------------------------
                                                             Interest
                                                      $           %                  Maturity
U.S. commercial notes                             4,616   5.2 - 5.345   February 1 - 14, 2000
Canadian commercial notes                        27,000         5.050       February 28, 2000
----------------------------------------------------------------------------------------------
                                                 31,616
----------------------------------------------------------------------------------------------

 4  ACCOUNTS RECEIVABLE

    During fiscal 2001, the Company entered into an agreement to sell designated trade receivables to a Trust Company. At January 31, 2001, accounts receivable is reported net of receivables sold.

 5  INVESTMENTS

                                                               2001    2000
------------------------------------------------------------------------------
                                                                    $       $
Investment in related company (a)                               2,450   2,450
Investment in imaging service provider (b)                      1,536       -
------------------------------------------------------------------------------
                                                                3,986   2,450
------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

    a) In January 2000, the Company entered into a software licensing arrangement with a related company in exchange for an investment in the related company (see note 17)

    b) In June 2000, the Company entered into a co-marketing arrangement with an imaging service provider in exchange for 1,536,580 special warrants in the imaging service provider. Each special warrant was converted, without additional consideration into one common share on October 31, 2000.

 6  CAPITAL ASSETS

                                                                                             2001
--------------------------------------------------------------------------------------------------
                                                                               Accumulated
                                                                    Cost      amortization    Net

                                                                       $                 $      $
Computer equipment                                                 5,143             1,915  3,228
Computer software                                                  1,245               590    655
Furniture and equipment                                            1,858               633  1,225
Furniture and equipment under capital lease                          105                55     50
Leasehold improvements                                             1,143               360    783
Trademarks and patents                                             1,212               225    987
--------------------------------------------------------------------------------------------------
                                                                  10,706             3,778  6,928
--------------------------------------------------------------------------------------------------

                                                                                             2000
--------------------------------------------------------------------------------------------------
                                                                              Accumulated
                                                                    Cost     amortization     Net

                                                                       $                $       $
Computer equipment                                                 3,186            1,018   2,168
Computer software                                                  1,030              289     741
Furniture and equipment                                            1,295              401     894
Furniture and equipment under capital lease                          105               24      81
Leasehold improvements                                               928              238     690
Trademarks and patents                                               340               61     279
--------------------------------------------------------------------------------------------------
                                                                   6,884            2,031   4,853
--------------------------------------------------------------------------------------------------

 7  ACQUIRED TECHNOLOGY

--------------------------------------------------------------------------------------------------
                                                                              Accumulated
                                                                    Cost     amortization     Net

                                                                       $                $       $
2001                                                              22,975           17,458   5,517
--------------------------------------------------------------------------------------------------
2000                                                              22,305           10,594  11,711
--------------------------------------------------------------------------------------------------

 8  LONG-TERM DEBT

                                                                                   2001      2000
--------------------------------------------------------------------------------------------------
                                                                                      $         $
Royal Bank, interest at prime plus 1.0%, due February 2002, repayable in monthly installments of $13,889, secured by a general security agreement covering all of the assets of the Company other
   than real property                                                               165       332
Less: Current portion                                                               165       167
--------------------------------------------------------------------------------------------------
                                                                                      -       165
--------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

9   CAPITAL LEASE OBLIGATIONS

    The following schedule sets out future minimum lease payments on capital leases, together with the balance of obligations, by fiscal year:

                                                                                                $
2002                                                                                           32
2003                                                                                           29
--------------------------------------------------------------------------------------------------
                                                                                               61
Less: Imputed interest                                                                         12
--------------------------------------------------------------------------------------------------
                                                                                               49
Less: Current portion                                                                          27
--------------------------------------------------------------------------------------------------
                                                                                               22
--------------------------------------------------------------------------------------------------

10  CAPITAL STOCK

Authorized
    An unlimited number of common shares
    An unlimited number of Class A, voting, special shares
Issued

                                                                                              2001    2000
-----------------------------------------------------------------------------------------------------------
                                                                                                 $       $
   42,140,524 (2000 - 36,058,818) common shares                                            116,819  72,867
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                                              2001    2000
-----------------------------------------------------------------------------------------------------------
                                                                                                 $       $
Other equity
Stock options issued to service providers (h)                                                  150     150
Compensation options issued in connection with private placement (c)                           150     161
Warrants issued in connection with convertible debt (e)                                        186     186
Special warrants (d)                                                                             -  23,550
Warrants issued in connection with units (f)                                                 3,478       -
-----------------------------------------------------------------------------------------------------------
                                                                                             3,964  24,047
-----------------------------------------------------------------------------------------------------------

    The common share transactions are summarized as follows:

                                                                                 2001                   2000
--------------------------------------------------------------------------------------------------------------
                                                                     Number                  Number
                                                                  of shares    Amount     of shares    Amount
                                                                                    $                       $
Issued - Beginning of year (a)                                   36,058,818    72,867    24,279,412    32,365
Conversion of warrants pursuant to terms of
   a subscription agreement (a)                                     813,647         -             -         -
Issued for cash upon private placement (b)                                -         -     4,494,863    15,255
Upon conversion of special warrants (c, d)                        1,000,000    23,550     3,000,000     6,826
On exercise of broker compensation options (d)                        9,000        38        45,000       189
Purchase of software technology (20(a))                                   -         -       450,000     3,420
Purchase of selected assets of Live Picture (20(b))                       -         -     1,550,410     6,085
Purchase of selected DVD software technology (20(c))                      -         -       373,134     1,496
On conversion of convertible debt (e)                                     -         -     1,038,461     5,916
Common shares issued in connection with units (f)                 2,875,000    17,858             -         -
Purchase of trademark (g)                                             7,000       134             -         -
On exercise of employee stock options (i)                         1,377,059     2,372       827,538     1,315
--------------------------------------------------------------------------------------------------------------
Issued - End of Year                                             42,140,524   116,819    36,058,818    72,867
--------------------------------------------------------------------------------------------------------------

    a) On September 30, 1997, the company issued 1,022,757 common shares for cash of $2,765,999 pursuant to the terms of a subscription agreement. In addition, the same number of common share purchase warrants was issued for an aggregate consideration of $1.00. Each warrant entitles the holder to purchase one common share of the company, subject to adjustment, at the lower of: (i) $3.95 per common share; and (ii) the higher of the then current market price of the common shares of the company and $3.20 per common share. On October 13, 2000, pursuant to the

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

terms of the subscription agreement, the common share purchase warrants were converted on a net basis into 813,647 common shares for no additional consideration.

b) In anticipation of the acquisition referred to in note 20(b), the Company entered into a financing agreement dated June 22, 1999, and accordingly: 1) issued on June 23, 1999, 2,910,959 common shares for cash proceeds of $9,996,000 (US$6,800,000) pursuant to a private placement to Perseus Capital LLC, Trans Cosmos USA Inc. and Encompass Group Inc., all residents of the United States of America; 2) issued on June 30, 1999, 941,781 common shares for cash proceeds of $3,234,000 (US$2,200,000) pursuant to a private placement to Perseus Capital LLC; and 3) issued on December 31, 1999, 642,123 common shares for cash proceeds of $2,175,000 (US$1,500,000) pursuant to a private placement to Perseus Capital LLC.

Total fees and costs associated with the issue were approximately $150,000.

c) On April 16, 1999, the Company issued 3 million special warrants at a price of $2.55 for net proceeds of $6,826,000 (net of issue costs of $609,000 and fair value attributed to non-cash broker special warrants of $215,000). On July 31, 1999, the special warrants were converted into 3 million common shares without additional compensation. As additional compensation under the agency agreement, the Company issued 180,000 broker special warrants. On July 31, 1999, each broker special warrant was converted into one compensation option without payment of additional consideration. Each compensation option will entitle the holder to purchase one common share at a price of $3.00 per common share within two years from the closing date. At year-end, 126,000 compensation options valued at $150,000 remained outstanding.

d) On January 18, 2000, the Company issued 1 million special warrants at a price of $25.00 for gross proceeds of $25,000,000. In connection with the underwriting agreement, commissions of $1,250,000 were paid to the underwriters. Fees and costs associated with this issuance were approximately $200,000. On May 25, 2000 the special warrants were all converted into 1,000,000 common shares without additional consideration.

e) During the year, the company issued $6 million of subordinated convertible debt (the debt) consisting of a $3 million convertible debenture and a $3 million standby facility. The debt was for a term of three years, bore interest at 6% per annum and was convertible into common shares of the Company at a price of $3.25 for the first $3 million and $26.00 for the second $3 million. The fair value attributed to the conversion feature was $278,000. Cash fees associated with the debt were $135,000. As additional compensation, the Company issued 135,000 warrants to purchase common shares. The term of the warrants is three years at an exercise price of $3.25. The fair value attributed to the warrants is $186,000. As at the year-end, all the warrants remained outstanding.

On April 16, 1999, the Company received the first $3 million which was subsequently converted at the holders' option into 923,077 common shares on December 17, 1999 and January 19, 2000. On January 12, 2000, the $3 million standby facility was drawn. On January 20, 2000, the $3 million standby facility was converted at the holders' option into 115,384 common shares.

f) On January 17, 2001, the Company signed an underwriting agreement for the issuance of 2,875,000 units, with each unit consisting of one common share of the Company and one-half of one warrant ("Warrant"). Each whole warrant entitles the holder thereof to purchase one common share at a purchase price of $9.50 at any time prior to July 31, 2002 (which is 18 months after the completion of the offering). The Units were issued at a price of $8.00 for gross proceeds of $23,000,000. The purchase price allocated to the Warrants was $1.30 per Warrant for net proceeds of $3,478,000 (net of issue costs of $260,000). In connection with the underwriting agreement, commissions of $1,150,000 were paid to the underwriters. Fees and costs associated with the issuance were approximately $514,000.

g) On September 7, 2000, the Company issued 7,000 common shares pursuant to an agreement to acquire a trademark. The fair value of the common shares at the time of issue was $134,400.

h) In November 1999, the Company issued 55,000 stock options to various service providers as compensation for services to be provided. The fair value of these services was determined to be $150,000, and will be charged to operations over the periods in which the services are rendered.

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

    i) The Company has an incentive plan under which options to purchase common shares may be granted to its directors, officers, employees and service providers at the discretion of the Board of Directors. Each option under the incentive plan allows for the purchase of one common share and expires not later than ten years from the date granted. Options for an aggregate of 8,392,116 shares may be granted, subject to shareholder ratification. The options are subject to various vesting requirements as outlined in the plan.

    A summary of the Company's fixed stock option plan as of January 31, 2001 and 2000 and changes during the years ended on those dates is summarized below:

                                                                             2001                    2000
---------------------------------------------------------------------------------------------------------
                                                                         Weighted                Weighted
                                                                          average                 average
                                                                         exercise                exercise
                                                              Options       price     Options       price
                                                                                $                       $
Issued and outstanding - Beginning of year                  4,949,428        4.97   3,130,875        1.43
Issued                                                      1,748,000       15.34   3,040,850        7.46
Exercised                                                 (1,377,059)        1.70   (827,538)        1.60
Cancelled                                                   (583,726)       10.57   (394,759)        3.10
---------------------------------------------------------------------------------------------------------
Issued and outstanding - End of year                        4,736,643        9.13   4,949,428        4.97
---------------------------------------------------------------------------------------------------------
Options exercisable at year-end                             1,703,693        5.42   1,317,490        1.79
---------------------------------------------------------------------------------------------------------

As at January 31, 2001, the Company had stock options outstanding as follows:

                                                                           Number    Weighted
                                                                      outstanding     average    Weighted
                                                            Range of           at   remaining     average
                                                            exercise  January 31, contractual    exercise
                                                              prices         2001        life       price
                                                                   $                                    $
                                                        1.00 to 1.50      643,592         1.6        1.36
                                                        1.51 to 2.00       47,950         2.8        1.75
                                                        2.01 to 2.50      242,850         1.6        2.29
                                                        2.51 to 3.00       34,250         1.3        2.68
                                                        3.01 to 3.50       91,625         2.9        3.34
                                                        3.51 to 4.00        7,500         2.3        4.00
                                                        4.01 to 4.50    1,274,126         3.1        4.09
                                                        4.51 to 5.00        4,500         3.6        4.75
                                                        6.01 to 6.50       66,500         3.7        6.36
                                                        6.51 to 7.00       17,000         3.0        6.83
                                                        7.01 to 7.50      258,600         3.7        7.17
                                                       7.51 to 10.00      244,300         3.1       18.46
                                                      10.01 to 15.00      193,250         4.8       12.00
                                                      15.01 to 20.00    1,396,300         4.2       17.13
                                                      20.01 to 25.00       87,500         4.4       20.36
                                                      25.01 to 35.00      126,800         4.0       28.53
---------------------------------------------------------------------------------------------------------
                                                                        4,736,643         3.3        9.13
---------------------------------------------------------------------------------------------------------

11 RESEARCH AND DEVELOPMENT

                                                                                         2001        2000
---------------------------------------------------------------------------------------------------------
                                                                                            $           $
Gross research and development expenses                                                20,105      12,614
IRAP funding                                                                                -       (130)
---------------------------------------------------------------------------------------------------------
Research and development expenses - net                                                20,105      12,484
---------------------------------------------------------------------------------------------------------

    The IRAP funding received or receivable at January 31, 2001 amounted to $NIL (2000 - $130,000).

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

12 INCOME TAXES

     The Company's income tax provision has been determined as follows:

                                                                                        2001        2000
--------------------------------------------------------------------------------------------------------
                                                                                           $           $
Loss for the year                                                                    (31,891)    (20,435)
--------------------------------------------------------------------------------------------------------
Combined basic federal and provincial income tax recovery
   at 43.75% (2000 - 43.58%)                                                         (13,951)     (8,906)
Permanent non-tax deductible expenses                                                    492         151
Foreign tax differential                                                                   8           -
Provincial research and development deduction                                            (91)       (174)
Foreign non-refundable taxes                                                             616           -
Net operating loss and temporary differences for which no
   benefit was recognized                                                             13,542       8,929
--------------------------------------------------------------------------------------------------------
                                                                                         616           -
--------------------------------------------------------------------------------------------------------


     As at January 31, 2001, the Company has available non-capital losses for tax purposes that may be used to reduce taxable income in future years. These losses expire as follows:

                                                                             Federal Provincial        US
                                                                                   $          $         $
Tax losses expiring in
   2002                                                                          200        300         -
   2003                                                                          400      1,900         -
   2004                                                                        2,600      6,900         -
   2005                                                                        3,800      6,600         -
   2006                                                                        4,800      6,300         -
   2007                                                                        4,900     15,900         -
   2008                                                                       19,000     31,300         -
   2020                                                                            -          -       300
   2021                                                                            -          -       200
---------------------------------------------------------------------------------------------------------
                                                                              35,700     69,200       500
---------------------------------------------------------------------------------------------------------

Excess of amounts booked for accounting purposes over amounts claimed for tax
   (temporary differences), not subject to expiry

     Unclaimed scientific research and experimental
        development expenditures                                               7,000      5,700
     Amortization                                                             23,400     (3,600)
     Share issue costs                                                         5,000      5,000
     Warranty and other provisions                                             1,800      1,800
     Deferred revenue                                                          3,500      3,500
---------------------------------------------------------------------------------------------------------
                                                                              40,700     12,400
---------------------------------------------------------------------------------------------------------
Losses for accounting purposes carried forward                                76,400     81,600
---------------------------------------------------------------------------------------------------------

     In addition, the Company has earned non-refundable investment tax credits amounting to approximately $3,000,000 that can be applied to reduce future federal income taxes payable, expiring as follows:

                                                                                                        $
   2007                                                                                               200
   2008                                                                                               950
   2009                                                                                               850
   2010                                                                                               500
   2011                                                                                               500
---------------------------------------------------------------------------------------------------------
                                                                                                    3,000
---------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

The benefit of these losses and non-refundable investment tax credits has not been reflected in these financial statements. The significant components of future income tax assets and liabilities are summarized as follows:

                                                                                          2001        2000
-----------------------------------------------------------------------------------------------------------
                                                                                             $           $
   Future income tax assets
     Benefit of unclaimed scientific research and experimental development               2,300       3,700
     expenditures
     Non-capital loss carry-forwards                                                    17,800       8,800
     Benefit of investment tax credits                                                   3,000       3,900
     Amortization                                                                        4,700       4,500
     Share issue costs                                                                   1,800       1,300
     Reserves                                                                            1,300         900
     Deferred revenue                                                                      700         800
-----------------------------------------------------------------------------------------------------------
                                                                                        31,600      23,900
Valuation allowance                                                                   (31,600)    (23,900)
-----------------------------------------------------------------------------------------------------------
Net future tax asset                                                                         -           -
-----------------------------------------------------------------------------------------------------------

    The Company has recorded a full valuation allowance against its future tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the future tax asset. The valuation allowance increased by $7,700,000 during 2001 (2000 - $10,400,000). Realization of the future tax benefits is dependent upon many factors, including the Company's ability to generate taxable income within the loss carry-forward periods.

13  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Net change in non-cash working capital amounts relating to operations


                                                                                          2001        2000
-----------------------------------------------------------------------------------------------------------
                                                                                             $           $
Accounts receivable
   Trade                                                                                 1,670     (6,814)
   Other                                                                                  (43)       (425)
Prepaids and other assets                                                                (820)       (443)
Inventories                                                                            (1,559)         293
Accounts payable and accrued liabilities                                                11,013       2,582
Deferred revenue                                                                         (456)         350
-----------------------------------------------------------------------------------------------------------
                                                                                         9,805     (4,457)
-----------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information

                                                                                          2001       2000
----------------------------------------------------------------------------------------------------------
                                                                                             $          $
Interest paid                                                                               77        264
Common shares issued in connection with acquired technology assets (note 20)                 -     11,001
Common shares issued in connection with conversion of convertible debt (note 10              -      5,916
(e))
Warrants issued in connection with convertible debt (note 10(e))                             -        186
Common shares issued in connection with conversion of special warrants
   (notes 10(c) and 10(d))                                                              23,550      6,826
Warrants issued in connection with private placement (note 10(c))                            -        215
Stock options issued to service providers (note 10(h))                                       -        150
Special warrants received on the sale of software (notes 5(a) and 17)                        -      2,450
Common shares issued in connection with units (note 10 (f))                             17,858          -
Warrants issued in connection with units (note 10(f))                                    3,478          -
Special warrants received in connection with a co-marketing agreement (note 5(b))        1,536          -
Common shares issued in connection with trademark acquisition (note 10 (g))                134          -
Common shares issued on exercise of broker compensation options (note 10(c))                11         54

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

14  SEGMENTED INFORMATION

    The Company's operations are located in Canada with two principal reportable segments, e-Imaging and Digital Video products, across geographically diverse markets.

Geographic information

                                                                                                                         2001
-------------------------------------------------------------------------------------------------------------------------------
                                                             Canada  United States        Europe   Asia Pacific          Total
                                                                  $              $             $              $              $
Revenue                                                       2,709         23,381        11,195          9,765         47,050
Capital assets                                                5,944            893            16             75          6,928

                                                                                                                          2000
-------------------------------------------------------------------------------------------------------------------------------
                                                             Canada  United States        Europe   Asia Pacific          Total

                                                                  $              $             $              $              $
Revenue                                                       1,469         20,205         6,815          2,351         30,840
Capital assets                                                4,194            649            10              -          4,853

Reportable segments

                                                                                                                          2001
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       e-Imaging  Digital Video          Total
                                                                                               $              $              $
Revenue                                                                                   28,265         18,785         47,050
Cost of sales                                                                              5,851          4,568         10,419
-------------------------------------------------------------------------------------------------------------------------------
Contribution                                                                              22,414         14,217         36,631
---------------------------------------------------------------------------------------------------------------
Expenses                                                                                                                58,592
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      (21,961)
One-time charges (note 19)                                                                                             (3,871)
Interest income                                                                                                            949
Interest expense on long-term debt                                                                                       (188)
Amortization of intangible assets                                                                                      (6,820)
-------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                                                                              (31,891)
Income taxes                                                                                                               616
-------------------------------------------------------------------------------------------------------------------------------
Loss for the year                                                                                                     (32,507)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                                          2000
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       e-Imaging  Digital Video          Total
                                                                                               $              $              $
Revenue                                                                                   23,632          7,208         30,840
Cost of sales                                                                              3,813            950          4,763
-------------------------------------------------------------------------------------------------------------------------------
Contribution                                                                              19,819          6,258         26,077
---------------------------------------------------------------------------------------------------------------
Expenses                                                                                                                35,891
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       (9,814)
Interest income                                                                                                            344
Interest expense on long-term debt                                                                                       (371)
Amortization of intangible assets                                                                                     (10,594)
-------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                                                                              (20,435)
Income taxes                                                                                                                 -
-------------------------------------------------------------------------------------------------------------------------------
Loss for the year                                                                                                     (20,435)
-------------------------------------------------------------------------------------------------------------------------------

15  OPERATING LINE OF CREDIT

    The Company's bank line of credit of $4,000,000 bears interest at the bank's prime rate plus 3/4% and is secured by substantially all of the assets of the company. At January 31, 2001, the line of credit had a balance of $60,000 (2000 - $NIL).

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

16  COMMITMENTS

    The Company is obligated under operating leases for the rental of facilities and minimum royalty payments under certain licensing agreements. Future payments under the Company's current obligations in effect as at January 31, 2001, which expire on December 31, 2008, are approximately as follows:

                                                                   $
2002                                                           1,802
2003                                                           1,633
2004                                                           1,430
2005                                                           1,190
2006                                                             539
Thereafter                                                       773

The Company has collaborative arrangements with certain third parties that provide for royalty payments. Under these arrangements, the Company is required to make certain royalty payments on specified sales to customers ranging from 10% to 15%.

17  RELATED PARTY TRANSACTIONS

    Research and development fees are paid to a company controlled by a director and a significant shareholder. The total fees paid in 2001 were $259,000 (2000 - $245,300).

    In January 2000, the Company entered into an arrangement with a related company whereby the Company entered into a perpetual site license of certain software, agreed to provide related maintenance and support services, and entered into a two year co-marketing agreement. The Company received 1,969,023 special warrants in exchange for the arrangement. The special warrants are exercisable, without further consideration, into 1,969,023 common shares. The special warrants are restricted until they are qualified as part of a prospectus or registration statement for the public issuance or sale of the related company's shares within 18 months. Absent such qualification, the special warrants are subject to resale restrictions as provided under the Securities Act (Ontario). The transaction was recorded at fair value of the consideration received in the amount of approximately $2,450,000. The related revenue will be recorded ratably over the estimated four-year economic life of the software license underlying the arrangement. The companies are related by virtue of a director and significant shareholder of the Company who is also a significant shareholder of the related company.

18  CREDIT AND CURRENCY RISKS

    Concentrations of credit risk on trade accounts receivable are indicated in the following table by the percentage of the total balance receivable by individual customers accounting for in excess of 10% of total accounts receivable. At January 31, 2001, one customer accounted for 21% (2000 - three customers accounted for 37%) of total accounts receivable.

    Substantially all of the Company's revenue is denominated in foreign currencies and accordingly is exposed to the risk of currency fluctuation.

19  ONE-TIME CHARGES

    In November, 2000, the Company established a business re-alignment plan to streamline operations and eliminate redundant activities and assets. This includes the consolidation of customer service, sales, marketing, research and development and administrative activities. It is expected that these activities will be completed by July 2001.

    At January 31, 2001, lease termination costs and other associated costs of $718,000 have been provided for and included in accounts payable and accrued liabilities.

    The Company has written off goodwill of $931,000 which was incurred as a result of the change in method of accounting for its 50.1% interest in Live Picture Japan K. K.

    In addition to the business re-alignment, the Company has incurred other significant unusual costs associated with the decision to abandon the planned U.S. public offering.

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

                                                                                                                $
Facility rationalization and severance                                                                        289
Other re-alignment expenditures                                                                               718
Write off of goodwill                                                                                         931
U.S. public offering costs                                                                                  1,933
-----------------------------------------------------------------------------------------------------------------
                                                                                                            3,871
-----------------------------------------------------------------------------------------------------------------

20  ACQUISITIONS

    During the year ended January 31, 2000, the Company completed three acquisitions of selected software technology and other assets summarized as follows:

    a) On November 12, 1999, the Company acquired software technology from a U.S. public corporation, for a purchase price of $5,638,000 summarized as follows:

                                                                                                 Net cash flow
                                                                                                 on acquisition
                                                                                                $               $
   Cash payment due February 2, 2000 (US$ 1,500,000)                                        2,218               -
   Issuance of 450,000 common shares                                                        3,420               -
-----------------------------------------------------------------------------------------------------------------
                                                                                            5,638               -
-----------------------------------------------------------------------------------------------------------------

    b) On June 30, 1999, the Company acquired selected assets of Live Picture, Inc., a private California company. The total purchase price of $13,950,000 is summarized as follows:

                                                                                                 Net cash flow
                                                                                                 on acquisition
                                                                                                $               $
Cash payment                                                                                6,202           6,202
Assumption of liabilities                                                                     413               -
Issuance of 1,550,410 common shares                                                         6,085               -
Costs of acquisition and assumption of other liabilities                                    1,250               -
-----------------------------------------------------------------------------------------------------------------
                                                                                           13,950           6,202
-----------------------------------------------------------------------------------------------------------------

The purchase price was allocated to identifiable non-monetary assets as follows:

                                                                                                                $
Capital assets                                                                                                100
Technology assets                                                                                          13,850
-----------------------------------------------------------------------------------------------------------------
                                                                                                           13,950
-----------------------------------------------------------------------------------------------------------------

    c) On June 28, 1999, the Company acquired selected DVD software technology and related assets from Zoran Corporation (Zoran), a California based public company specializing in integrated circuits and software for digital audio and digital video applications for a purchase price summarized as follows:

                                                                                                 Net cash flow
                                                                                                 on acquisition
                                                                                                $               $
Cash payment (US$600,000)                                                                     891             891
Issuance of 373,134 common shares                                                           1,496               -
Costs of acquisition                                                                           65              65
-----------------------------------------------------------------------------------------------------------------
                                                                                            2,452             956
-----------------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

In connection with this acquisition, the purchase price included contingent consideration based on a defined percentage of net revenue received by the Company from the licensing or sale of DVD software technology acquired from Zoran, up to a maximum royalty of $2,963,000 (US$2,000,000).

21  CONTINGENCIES

    The Company has received correspondences alleging infringement of certain technology rights. Management believes that these allegations are without merit and, however resolved, will not have a material adverse effect on the Company's financial position. No amount has been provided in these financial statements in respect of these allegations. Loss sustained, if any, will be recorded in the statements of operations in the year such loss is determinable.

22  SUBSEQUENT EVENTS

    (i) On March 28, 2001, the Company approved a plan to consolidate and streamline operations. This includes the consolidation of research and development and sales and marketing activities in the Company's Richmond Hill, Ontario facilities, a reduction in staffing levels, and the termination of certain lease arrangements.

    It is expected that these activities will be substantially completed by June 30, 2001 and will cost approximately $3,300,000; $1,500,000 related to severance of employees; and $1,800,000 for lease termination costs. These restructuring costs have not been accrued and included in the accounts as of January 31, 2001.

    (ii) Subsequent to March 9, 2001:

    (a) On January 31, 2002, all the Company's outstanding common shares were sold to Roxio, Inc. Pursuant to this transaction:

        . Costs amounting to approximately $4,300,000 were incurred in respect of investment banking, legal costs, employee severance and other administrative matters;

        . Certain changes were made to marketing strategies resulting in a write-down of inventories and accounts receivable in the amount of $965,000 and $1,124,000, respectively;

        . 1,195,500 unvested share options held by directors, officers and employees vested immediately, in accordance with the Company's original option agreements. These options were exercised for cash consideration of $890,000;

        . Effective March 11, 2002, the Company ceased to be a public corporation;

        . The Company received approximately US $12,300,000 (approximately Cdn. $19,680,000) as consideration for intellectual property sold to corporations controlled by Roxio, Inc.; and

        . It was resolved that the Company would pay an amount of $15,129,700 as a pro-rata return of capital on the Company's common shares.

    (b) In connection with the contingencies referred to in note 21 and other matters subsequent, the Company has made a provision in the approximate amount of $6 million, representing new management's best estimate of the most likely outcome of the claim and possible claim negotiations. If and when the possible claims become actions against the Company, the actual claim amounts could be higher than amounts currently provided by the Company. Nevertheless, management believes that the amounts provided will be sufficient to settle such claims. To the extent that losses are sustained in excess of these amounts, such losses will be recorded in operations in the period of settlement.

23  COMPARATIVE FIGURES

    Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

24. DIFFERENCE BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The material variations between Canadian and United States (U.S. GAAP) are discussed and presented below. However, all the disclosures required under U.S. GAAP and Regulation S-X of the Securities and Exchange Commission of the United States of America (SEC) have not, as permitted by the SEC, been presented.

Consolidated statements of operations

                                                                                                                  January 31,
                                                                                       ----------------------------------------
                                                                                                   2001                 2000
                                                                                                      $                    $
      Net loss for the year per consolidated financial statements in accordance
           with Canadian GAAP                                                                   (32,507)             (20,435)
      Impact of U.S. accounting principles
           Stock-based compensation costs (f)
                Service providers                                                                   (23)                (104)
                Employees                                                                           (18)                 (38)
           Accretion of convertible debenture                                                         -                  222
                                                                                    -------------------------------------------
      Net loss for the year in accordance with U.S. GAAP                                        (32,548)             (20,355)
                                                                                    -------------------------------------------
      Basic and diluted net loss per share in accordance with Canadian GAAP                       (0.85)               (0.67)
                                                                                    -------------------------------------------
      Basic and diluted loss per share in accordance with U.S. GAAP                               (0.85)               (0.66)
                                                                                    -------------------------------------------
      Comprehensive loss (a)
           Net loss for the year in accordance with U.S. GAAP                                   (32,548)             (20,355)
           Unrealized holding loss on investment - net of recovery of deferred
                income taxes of $nil (a)                                                           (691)                   -
                                                                                    -------------------------------------------
      Comprehensive loss under U.S. GAAP                                                        (33,239)             (20,355)
                                                                                    -------------------------------------------
      Weighted average number of common shares outstanding - basic and diluted
           under Canadian and U.S. GAAP                                                          38,162               30,613
                                                                                    -------------------------------------------

Notes to Consolidated Financial Statements
For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

     Consolidated shareholders' equity

                                                                                  January 31,
                                                    --------------------------------------------------------------------------
                                                                                 2001                                   2000
                                                    ------------------------------------   -----------------------------------
                                                               U.S.                Cdn.                U.S.               Cdn.
                                                               GAAP                GAAP                GAAP               GAAP
                                                                  $                   $                   $                  $
      Common shares (b)(c)(d)(e)(f)                         116,947             116,819              72,364             72,867
      Special warrants                                            -                   -              23,550             23,550
      Additional paid-in capital (c)(d)(f)                    4,525               3,964               1,689                497
      Deferred stock-based compensation (f)                    (168)                  -                (191)                 -
      Accumulated comprehensive loss (a)                       (691)                  -                   -                  -
      Deficit (b)(e)(f)                                     (77,431)            (76,742)            (44,883)           (44,235)
                                                 -----------------------------------------------------------------------------
                                                             43,182              44,041              52,529             52,679
                                                 -----------------------------------------------------------------------------

        a) Investments

           Under Canadian generally accepted accounting principles (Canadian
           GAAP), portfolio investments in the amount of $3,986,000 at January 31, 2001 (2000 - $2,450,000) are accounted for at cost, less provision for decline in value that is other than temporary. Under U.S. GAAP, such available for sale securities are reflected in assets at their fair value. Where fair value is less than carrying amount, the unrealized loss is reflected in accumulated other comprehensive loss. As at January 31, 2001, these unrealized losses amount to $691,000 (2000 - $nil).

        b) Early retirement of convertible debentures

           Under Accounting Principles Board (APB) Opinion No. 26, "Early Extinguishment of Debt", gains or losses resulting from the early extinguishment of debt should be recognized in operations in the period in which the debt is extinguished. On February 26, 1996, in connection with the early retirement of $785,000 convertible debentures, the Company issued an additional 650,000 one-half common share purchase warrants to the remaining convertible debenture unitholders. Under U.S. GAAP, the Black-Scholes option-pricing model was used to determine the fair value of the warrants issued whereas, under Canadian GAAP, the intrinsic method was used, resulting in a difference of $216,000 in the deficit and share capital as at January 31, 1997 and thereafter.

        c) Broker warrants and options

           On September 29, 1997, in connection with the issuance of 3,500,000 special warrants offered at $4.25 each, the Company issued 175,000 broker special warrants. Each broker special warrant was converted into a compensation option to purchase one common share at a price of $5.25 per share, which expired on December 29, 1998. In accordance with Financial Accounting Standards Board (FASB) Statement No. 123, the warrants issued to brokers in connection with this financing arrangement were recorded at their fair value using the Black-Scholes option-pricing model at the date of the grant, and an amount of $350,000 was netted against the proceeds of the offering as a financing cost. Under Canadian GAAP, a nominal amount was assigned.

        d) Common share purchase warrants

           On September 30, 1997, the Company issued 1,022,757 common shares and the same number of common share purchase warrants for total cash consideration of $2,765,999 pursuant to the terms of a subscription agreement. Each warrant entitles the holder to purchase one common share of the Company, subject to adjustment, at the lower of (i) $3.95 per common share and (ii) the higher of the then current market price of the common shares of the Company and $3.20 per common share. On October 13, 2000, pursuant to the terms of the subscription agreement, all purchase warrants were converted on a net basis into 813,647 common shares for no additional consideration. In accordance with FASB Statement No. 123, the common share purchase warrants issued in connection with this financing arrangement were recorded at their fair value using the Black-Scholes option-pricing model at the date of the grant, and an amount of $558,000 was allocated to the common share purchase warrants. Under Canadian GAAP, a nominal amount was assigned.

Notes to Consolidated Financial Statements

For the years ended January 31, 2001 and 2000 (in thousands of Canadian dollars, except per share amounts) continued

        e) Convertible debentures

           Under Canadian GAAP, a financial instrument that contains both a liability and an equity element must be split into its component parts at fair value. Accordingly, an amount of $278,000 was attributed to the conversion feature of the subordinated convertible debenture. Under U.S. GAAP, a beneficial conversion feature is recognized on financial instruments using the intrinsic value method which, in this case, was $nil. Accretion of the debt under Canadian GAAP was $380,000 whereas, under U.S. GAAP, accretion of the debt amounted to $158,000.

      f)   Stock-based compensation

           Under U.S. GAAP, the Company follows FASB Statement No. 123, "Accounting for Stock-Based Compensation", which permits the use of APB Opinion No. 25, "Accounting for Stock Issued to Employees", to account for stock options issued to employees. Under APB Opinion No. 25, the Company uses the intrinsic value method to determine the cost associated with the granting of stock options to employees. Accordingly, the amount by which the market price of the underlying shares exceeds the exercise price of the options, if any, is accounted for as compensation expense over the vesting period.

           Under FASB Statement No. 123, all transactions with non-employees in which equity instruments are issued in exchange for goods and services should be accounted for based on the fair value of the consideration received or given, whichever is more reliably measured. Where consideration received is not determinable, equity instruments issued as compensation to outside service providers are valued using the Black-Scholes option-pricing model at the measurement date, and this amount is charged to operations over the periods in which services are rendered. While the Company also records share options issued to outside service providers at fair value for Canadian GAAP purposes, the determination of such fair value under Canadian GAAP does not mandate the use of option-pricing models prescribed under U.S. GAAP.

[Letterhead of PriceWaterhouseCoopers LLP]

March 3, 2000

Auditors' Report

To the Directors of
MGI Software Corp.

We have audited the consolidated balance sheets of MGI Software Corp. as at January 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

/s/ PriceWaterhouseCoopers LLP

Consolidated Balance Sheets

As at January 31, 2000 and 1999 (in thousands of Canadian dollars)

--------------------------------------------------------------------------------------------------------------
                                                                                            2000         1999
--------------------------------------------------------------------------------------------------------------
                                                                                               $            $
ASSETS
   Current assets
     Cash                                                                                $ 2,088      $ 2,441
     Short-term investments                                                                    -        2,027
     Notes receivable (note 3)                                                            31,616            -
     Accounts receivable
        Trade                                                                             11,460        4,789
        Other                                                                                787          362
     Inventories                                                                             488          781
     Prepaids and other assets                                                             1,063          335
--------------------------------------------------------------------------------------------------------------
                                                                                          47,502       10,735
   Investments (notes 4 and 15)                                                            2,450            -
   Capital assets (note 5)                                                                 4,853        2,444
   Acquired technology, net of accumulated amortization of $10,594 (note 17)              11,711            -
--------------------------------------------------------------------------------------------------------------
                                                                                          66,516       13,179
--------------------------------------------------------------------------------------------------------------
LIABILITIES
   Current liabilities
     Accounts payable and accrued liabilities                                             10,632        4,009
     Deferred revenue                                                                      1,013            -
     Current portion of long-term debt (note 6)                                              167          167
     Current portion of capital lease obligations (note 7)                                    28           28
--------------------------------------------------------------------------------------------------------------
                                                                                          11,840        4,204
   Deferred revenue                                                                        1,787            -
   Long-term debt (note 6)                                                                   165          333
   Capital lease obligations (note 7)                                                         45           77
--------------------------------------------------------------------------------------------------------------
                                                                                          13,837        4,614
--------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
   Capital stock
     Common shares (note 8)                                                               72,867       32,365
     Other equity (note 8)                                                                24,047            -
   Deficit                                                                              (44,235)     (23,800)
--------------------------------------------------------------------------------------------------------------
                                                                                          52,679        8,565
--------------------------------------------------------------------------------------------------------------
                                                                                          66,516       13,179
--------------------------------------------------------------------------------------------------------------

 Commitments and contingency (notes 14 and 19)

Consolidated Statements of Operations and Deficit

For the years ended January 31, 2000 and 1999 (in thousands of Canadian dollars, except per share amounts)

-----------------------------------------------------------------------------------------------------------
                                                                                       2000           1999
-----------------------------------------------------------------------------------------------------------
                                                                                          $              $
REVENUE                                                                            $ 30,840       $ 15,962
COST OF SALES                                                                         4,763          2,245
-----------------------------------------------------------------------------------------------------------
                                                                                     26,077         13,717
-----------------------------------------------------------------------------------------------------------
EXPENSES
   Marketing and selling                                                             17,722         13,199
   Research and development (note 9)                                                 12,484          6,480
   Administration                                                                     4,227          2,143
   Foreign exchange                                                                     436            (9)
   Amortization of capital assets                                                     1,022            659
-----------------------------------------------------------------------------------------------------------
                                                                                     35,891         22,472
-----------------------------------------------------------------------------------------------------------
LOSS BEFORE UNDERNOTED ITEMS                                                        (9,814)        (8,755)
INTEREST INCOME                                                                         344            304
INTEREST EXPENSE ON LONG-TERM DEBT                                                    (371)              -
AMORTIZATION OF INTANGIBLE ASSETS                                                  (10,594)              -
-----------------------------------------------------------------------------------------------------------
LOSS FOR THE YEAR                                                                  (20,435)        (8,451)
DEFICIT - BEGINNING OF YEAR                                                        (23,800)       (15,349)
-----------------------------------------------------------------------------------------------------------
DEFICIT - END OF YEAR                                                              (44,235)       (23,800)
-----------------------------------------------------------------------------------------------------------
LOSS PER SHARE - basic and fully diluted                                             (0.67)         (0.35)
-----------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                             30,613,492     24,122,095
-----------------------------------------------------------------------------------------------------------

Consolidated Statements of Cash Flows

For the years ended January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars)

----------------------------------------------------------------------------------------------------------
                                                                                        2000         1999
----------------------------------------------------------------------------------------------------------
                                                                                           $            $
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the year                                                                   $(20,435)     $(8,451)
Items not affecting cash
   Amortization of capital assets                                                      1,022          659
   Amortization of intangible assets                                                  10,594            -
   Unrealized foreign exchange (gain) loss                                               246        (150)
   Deferred financing costs written off                                                  135            -
   Non-cash financing expense                                                            102            -
   Amortization of deferred revenue                                                     (51)            -
Net change in non-cash working capital amounts relating to operations (note 11)      (4,541)          471
----------------------------------------------------------------------------------------------------------
                                                                                    (12,928)      (7,471)
----------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
   Net proceeds on issuance of common shares                                          23,746          346
   Net proceeds on issuance of special warrants                                       23,550            -
   Net proceeds on receipt of convertible debt                                         5,865            -
   Repayment of capital lease obligations                                               (32)            -
   Proceeds (repayment) from long-term debt                                            (168)          500
----------------------------------------------------------------------------------------------------------
                                                                                      52,961          846
----------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
   Purchase of capital assets - net                                                  (3,431)      (1,511)
   Acquisition of intangible assets                                                  (7,158)            -
   Decrease (increase) in notes receivable                                          (31,756)       10,813
   Decrease (increase) in short-term investments                                       2,027      (2,027)
----------------------------------------------------------------------------------------------------------
                                                                                    (40,318)        7,275
----------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE GAIN (LOSS) ON CASH HELD IN FOREIGN CURRENCY                           (68)           37
----------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH DURING THE YEAR                                            (353)          687
CASH - BEGINNING OF YEAR                                                               2,441        1,754
----------------------------------------------------------------------------------------------------------
CASH - END OF YEAR                                                                     2,088        2,441
----------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (note 11)

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

1   NATURE OF OPERATIONS

    MGI Software Corp. was incorporated on September 22, 1995 under the laws of the Province of Ontario to design, develop, market and support Internet imaging products and digital video and photography solutions for PCs, devices, and the Internet. The products apply to content creation and editing, content encoding and decoding, Internet distribution systems, web printing and online navigation. To date, the Company's primary markets have been the United States, Europe and Asia Pacific.

    The Company has decided to retain the Canadian dollar as its reporting currency.

2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of consolidation

    These consolidated financial statements include the accounts of the Company and the following wholly owned subsidiaries: MGI Software Inc. and Live Picture Development S.A.R.L. All intercompany accounts and transactions have been eliminated on consolidation.

    Revenue recognition

    Revenue from sale of merchandise is recognized at the time of shipment to the customer, net of provision for returns.

    Royalties and license fees are recognized as earned in accordance with the terms of the related agreements. Revenue from arrangements which include license and post-contract customer support is recognized ratably over the period that the customer support services are provided, which is generally less than one year. In arrangements where post-contract customer support meets certain criteria, revenue is recognized at the time of delivery and the estimated costs for providing the post-contract customer support are accrued at the time of the sale.

    Revenue from the sale of services is recognized as the services are performed under the terms of the contract using the percentage of completion method. Deferred revenue represents unearned income from software license agreements where significant vendor obligations remain. In certain circumstances, license payments are received in advance. These amounts are deferred and subsequently recognized as revenue ratably over the period that the customer support services are provided.

    Short-term investments

    Short-term investments are valued at the lower of cost and market value.

    Investments

    The company's investments, over which it has significant influence, are accounted for on the equity basis. Other long-term investments are accounted for on the cost basis. The carrying value of investments is written down to net realizable value if there is a loss of value that is considered to be other than temporary.

    Inventories

    Inventories are valued at the lower of cost and net realizable value. Cost is determined on the weighted average basis.

    Capital assets

    Capital assets are recorded at the lower of cost, net of accumulated amortization, and net recoverable amount. Amortization charges are calculated on the following bases using the following annual rates:

 Furniture and equipment                       20% declining balance
 Furniture and equipment under capital lease   straight-line over related lease term
 Computer equipment                            30% declining balance
 Leasehold improvements                        over the useful life or remaining lease term
 Computer software                             straight-line over 3 years
 Trademarks and patents                        straight-line over 5 years

Notes to Consolidated Financial Statements
January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

    Acquired technology

    Acquired technology is stated at the lower of cost, net of accumulated amortization, and net recoverable amount. Amortization is provided on a straight-line basis over the useful life of the acquired technology ranging from one to three years. The carrying values are reviewed regularly for recoverability based on the future operating income generated by the related assets. Where the carrying amount exceeds the net recoverable amount, the acquired technology is written down.

    Research and development

    Research costs are expensed as incurred. Development costs are expensed as incurred unless a project meets the criteria under generally accepted accounting principles for deferral and amortization. The Company has not deferred any development costs to date.

    Government assistance is available to the Company through the Industrial Research Assistance Program (IRAP) and investment tax credits.

    IRAP funds qualified research and development activities on preapproved projects. IRAP assistance is recorded as a reduction of research and development expenses in the year in which it is claimed.

    Investment tax credits are accounted for using the cost reduction method and, accordingly, are deducted from the related research and development expenses in the year of expenditure provided there is reasonable assurance they will be realized. During fiscal 2000 and 1999, no amounts were accrued.

    Income taxes

    The company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

    Foreign currency translation

    Transactions denominated in foreign currencies, and the accounts of the Company's integrated foreign subsidiaries, are translated using the temporal method. Under the temporal method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date whereas other non-monetary assets and liabilities are translated at monthly average rates prevailing at the respective transaction dates. Revenue and expenses are translated at monthly average rates prevailing throughout the year, except for amortization which is translated at exchange rates prevailing when the related assets were acquired. Exchange gains and losses are reflected in the statement of operations and deficit.

    Use of estimates

    The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Financial instruments

    Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value. Unless otherwise indicated, the fair values of financial instruments approximate their recorded amounts. The fair values of cash, short-term investments, notes receivable, accounts receivable, and accounts payable and accrued liabilities approximate their carrying amounts at January 31, 2000 and 1999 because of the short period to receipt or payment of cash.

    Earnings (loss) per share

    Effective February 1, 2001, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 3500, "Earnings per Share". This new standard is mandatory for fiscal years beginning on or after January 1, 2001 and has been given retroactive application. Under this new standard, the "treasury stock" method is used instead of the imputed earnings approach for determining the dilutive effect of options issued on presenting diluted earnings per share. Potential common shares are excluded from the calculation if their effect is anti-dilutive.

    Basic earnings per share are computed by dividing the earnings for the period by the weighted average number of common shares outstanding during the period.

    Stock options issued to service providers

    Stock options issued to service providers are recorded at their fair market value at the date of the grant. This amount is charged to operations over the periods in which services are rendered.

    Stock-based compensation plans

    The Company's stock option plan is described in note 8(g). No compensation expense is recognized for these plans when stock or stock options are issued to employees at fair value. Any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital. If stock or stock options are repurchased from employees, the excess of the consideration paid over the carrying amount of the stock or stock option cancelled is charged to retained earnings.

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

3.  NOTES RECEIVABLE

    Notes receivable at January 31, 2000 consist of commercial notes from Canadian and U.S. corporations as follows:

                                                        Interest rate              Maturity
Canadian (a)                              $ 27,000              5.05%     February 28, 2000
U.S. (US$ 3,196)                             4,616    US5.2%-US5.345%   February 1-14, 2000
--------------------------------------------------------------------------------------------
                                            31,616
---------------------------------------------------

   a) The note is guaranteed by a commercial bank and was collected in full on maturity.



4  INVESTMENTS

                                                                           2000        1999
                                                                              $           $
Investment in Live Picture Japan (a)                                          -           -
Investment in related company (b)                                         2,450           -
--------------------------------------------------------------------------------------------
                                                                          2,450           -
--------------------------------------------------------------------------------------------

    a) As part of the acquisition of selected assets of Live Picture, Inc. (note 17(b)) the Company acquired a non-controlling interest in Live Picture Japan
    (LPJ). LPJ is involved in the sale of certain of the Company's E-Commerce Imaging products. The investment was recorded at its fair value of $1 and is accounted for on the equity basis. From the date of acquisition to January 31, 2000, LPJ reported revenue in the amount of $1,270,000 and had incurred expenses in the amount of $1,968,000, resulting in an operating loss of $698,000. As at January 31, 2000, the net assets of LPJ amounted to $(635,000).

    b) In January 2000, the Company entered into a software licensing arrangement with a related company in exchange for an investment in the related company (see note 15).

5   CAPITAL ASSETS

                                                                                            2000
-------------------------------------------------------------------------------------------------
                                                                       Accumulated
                                                                 Cost amortization           Net
                                                                    $            $             $
Furniture and equipment                                         1,295          401           894
Furniture and equipment under capital lease                       105           24            81
Computer equipment                                              3,186        1,018         2,168
Leasehold improvements                                            928          238           690
Computer software                                               1,030          289           741
Trademarks and patents                                            340           61           279
-------------------------------------------------------------------------------------------------
                                                                6,884        2,031         4,853
-------------------------------------------------------------------------------------------------

                                                                                            1999
-------------------------------------------------------------------------------------------------
                                                                       Accumulated
                                                                 Cost amortization           Net
                                                                    $            $             $
Furniture and equipment                                           818          245           573
Furniture and equipment under capital lease                       105            2           103
Computer equipment                                              1,531          618           913
Leasehold improvements                                            831          144           687
Computer software                                                 390          379            11
Trademarks and patents                                            166            9           157
-------------------------------------------------------------------------------------------------
                                                                3,841        1,397         2,444
-------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements
January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

6   LONG-TERM DEBT

                                                                                      2000       1999
                                                                                         $          $
Royal Bank, interest at prime plus 1.125%, due February 2002, repayable in monthly installments of $13,889, secured by a general security agreement
   covering all of the assets of the Company other than real property                  332        500
Less: Current portion                                                                  167        167
------------------------------------------------------------------------------------------------------
                                                                                       165        333
------------------------------------------------------------------------------------------------------

7   CAPITAL LEASE OBLIGATIONS

    The following schedule sets out future minimum lease payments on capital leases, together with the balance of obligations, by fiscal year:

                                                                                                    $
   2001                                                                                            32
   2002                                                                                            32
   2003                                                                                            29
------------------------------------------------------------------------------------------------------
                                                                                                   93
   Less: Imputed interest                                                                          20
------------------------------------------------------------------------------------------------------
                                                                                                   73
   Less: Current portion                                                                           28
------------------------------------------------------------------------------------------------------
                                                                                                   45
------------------------------------------------------------------------------------------------------


8   CAPITAL STOCK

Authorized
   An unlimited number of common shares
   An unlimited number of Class A, voting, special shares
Issued

                                                                                          2000        1999
                                                                                             $           $
   36,058,818 (1999 - 24,279,412) common shares                                         72,867      32,365
-----------------------------------------------------------------------------------------------------------
                                                                                          2000        1999
                                                                                             $           $
Other equity
Stock options issued to service providers (c)                                              150           -
Compensation options issued in connection with private placement (d)                       161           -
Warrants issued in connection with convertible debt (e)                                    186           -
Special warrants (f)                                                                    23,550           -
-----------------------------------------------------------------------------------------------------------
                                                                                        24,047           -
-----------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements
January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

    The common share transactions are summarized as follows:

                                                                          2000                      1999
---------------------------------------------------------------------------------------------------------
                                                    Number of shares    Amount  Number of shares  Amount
                                                                             $                         $
Issued - Beginning of year (a)                            24,279,412    32,365        23,963,712  32,019
Issued for cash upon private placement (b)                 4,494,863    15,255                 -       -
Upon conversion of special warrants (d)                    3,000,000     6,826                 -       -
Purchase of software technology (17(a))                      450,000     3,420                 -       -
Purchase of selected assets of Live Picture                1,550,410     6,085                 -       -
(17(b))
Purchase of selected DVD software technology (17             373,134     1,496                 -       -
(c))
On conversion of convertible debt (e)                      1,038,461     5,916                 -       -
On exercise of broker compensation warrants (d)               45,000       189                 -       -
On exercise of employee stock options (g)                    827,538     1,315           315,700     346
---------------------------------------------------------------------------------------------------------
                                                          36,058,818    72,867        24,279,412  32,365
---------------------------------------------------------------------------------------------------------

    a) On September 30, 1997, the company issued 1,022,757 common shares for cash of $2,765,999 pursuant to the terms of a subscription agreement. In addition, the same number of common share purchase warrants was issued for an aggregate consideration of $1.00. Each warrant entitles the holder to purchase one common share of the company, subject to adjustment, at the lower of: (i) $3.95 per common share; and (ii) the higher of the then current market price of the common shares of the company and $3.20 per common share. These common share purchase warrants expire on September 30, 2000. At year-end, all purchase warrants remained outstanding.

    b) In anticipation of the acquisition referred to in note 17(b), the Company entered into a financing agreement dated June 22, 1999 and accordingly:

    1) issued on June 23, 1999, 2,910,959 common shares for cash proceeds of $9,996,000 (US$6,800,000) pursuant to a private placement to Perseus Capital LLC, Trans Cosmos USA Inc. and Encompass Group Inc., all residents of the United States of America;

    2) issued on June 30, 1999, 941,781 common shares for cash proceeds of $3,234,000 (US$2,200,000) pursuant to a private placement to Perseus Capital LLC; and

    3) issued on December 31, 1999, 642,123 common shares for cash proceeds of $2,175,000 (US$1,500,000) pursuant to a private placement to Perseus Capital LLC.

    Total fees and costs associated with the issue were approximately $150,000.

    c) In November 1999, the Company issued 55,000 stock options to various service providers as compensation for services to be provided. The fair value of these services was determined to be $150,000, and will be charged to operations over the periods in which the services are rendered.

    d) On April 16, 1999, the Company issued 3 million special warrants at a price of $2.55 for net proceeds of $6,826,000 (net of issue costs of $609,000 and fair value attributed to non-cash broker special warrants of $215,000). On July 31, 1999, the special warrants were converted into 3 million common shares without additional compensation. As additional compensation under the agency agreement the Company issued 180,000 broker special warrants. On July 31, 1999, each broker special warrant was converted into one compensation option without payment of additional consideration. Each compensation option will entitle the holder to purchase one common share at a price of $3.00 per common share within two years from the closing date. At year-end, 135,000 compensation options valued at $161,000 remained outstanding.

    e) During the year, the company issued $6 million of subordinated convertible debt (the debt) consisting of a $3 million convertible debenture and a $3 million standby facility. The debt was for a term of three years, bore interest at 6% per annum and was convertible into common shares of the Company at a price of $3.25 for the first $3 million and $26.00 for the second $3 million. The fair value attributed to the conversion feature was $278,000. Cash fees associated with the debt were $135,000. As additional compensation, the Company issued 135,000 warrants to purchase common shares. The term of the warrants is three years at an exercise price of $3.25. The fair value attributed to the warrants is $186,000. As at the year-end, all the warrants remained outstanding.

    On April 16, 1999, the Company received the first $3 million which was subsequently converted at the holders' option into 923,077 common shares on December 17, 1999 and January 19, 2000. On January 12, 2000, the $3 million standby facility was drawn. On January 20, 2000, the $3 million standby facility was converted at the holders' option into 115,384 common shares.

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

    f) On January 18, 2000, the Company signed an underwriting agreement for the issuance of 1 million special warrants at a price of $25.00 for gross proceeds of $25,000,000. These special warrants are convertible into one common share for each special warrant at the earlier of: (i) the issuance of the receipt(s) for a final prospectus; and (ii) 12 months after the closing date, without payment of additional consideration. If the receipt(s) for a final prospectus are not received within 120 days following the closing date, each special warrant holder will receive anadditional common share purchase warrant for every ten special warrants without payment of additional consideration. Each whole share purchase warrant will entitle the holder to purchase one common share at a price of $25.00 per common. In connection with the underwriting agreement, commissions of $1,250,000 were paid to the underwriters. Fees and costs associated with this issuance were approximately $200,000.

    g) The Company has an incentive plan under which options to purchase common shares may be granted to its directors, officers, employees and service providers at the discretion of the Board of Directors. Each option under the incentive plan allows for the purchase of one common share and expires not later than ten years from the date granted. Options for an aggregate of 6,592,116 shares may be granted, subject to shareholder ratification. On October 30, 1998, the Board of Directors adopted a resolution authorizing the Company to amend the exercise prices of outstanding options held by certain employees and subcontractors of the Company (excluding options held by former and current directors and officers of the Company) at prices greater than $1.50 to $1.50. The repriced options subscribed will be fully vested as of September 30, 2001. The options are subject to various vesting requirements as outlined in the plan.

    A summary of the Company's fixed stock option plan as of January 31, 2000 and 1999 and changes during the years ended on those dates is summarized below:

                                                                       2000                           1999
-----------------------------------------------------------------------------------------------------------
                                                           Weighted average               Weighted average
                                                   Options   exercise price      Options    exercise price
                                                                          $                              $
Issued and outstanding -
   Beginning of year                             3,130,875             1.43    3,075,675              1.47
Issued                                           3,040,850             7.46      907,500              1.60
Exercised                                        (827,538)             1.60    (315,700)              1.09
Cancelled                                        (394,759)             3.10    (536,600)              2.16
-----------------------------------------------------------------------------------------------------------
Issued and outstanding -
End of year                                      4,949,428             4.97    3,130,875              1.43
-----------------------------------------------------------------------------------------------------------
Options exercisable at year-end                  1,317,490             1.79    1,128,213              1.19
-----------------------------------------------------------------------------------------------------------

As at January 31, 2000, the Company had stock options outstanding as follows:

                                   Range of    Number outstanding            Weighted-average   Weighted-average
                            exercise prices   at January 31, 2000  remaining contractual life     exercise price
                                          $                                                                  $
                               1.00 to 1.50             1,766,453                   2.69                  1.18
                               1.51 to 2.00                49,000                   3.78                  1.75
                               2.01 to 2.50               280,350                   2.68                  2.21
                               2.51 to 3.00                46,000                   2.53                  2.72
                               3.01 to 3.50               114,750                   4.55                  3.32
                               3.51 to 4.00                20,500                   3.67                  3.96
                               4.01 to 4.50             1,704,575                   3.85                  4.08
                               4.51 to 5.00                 9,000                   4.52                  4.75
                               5.01 to 5.50                     -                      -                     -
                               5.51 to 6.00                     -                      -                     -
                               6.01 to 6.50                85,000                   4.21                  6.36
                               6.51 to 7.00                12,000                   3.69                  6.80
                               7.01 to 7.50               319,500                   4.62                  7.17
                              7.51 to 20.00               442,000                   4.02                 19.10
                             20.01 to 30.00               100,300                   4.91                 28.79
---------------------------------------------------------------------------------------------------------------
                                                        4,949,428                   3.47                  4.97
---------------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements
January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

9  RESEARCH AND DEVELOPMENT

                                                                                    2000        1999
                                                                                       $           $
Gross research and development expenses                                           12,614       6,600
IRAP funding                                                                        (130)       (120)
----------------------------------------------------------------------------------------------------
Research and development expenses - net                                           12,484       6,480
----------------------------------------------------------------------------------------------------

    The IRAP funding received or receivable at January 31, 2000 amounted to $130,000 (1999 - $120,000). At January 31, 2000, included in accounts receivable were IRAP receivables of $nil (1999 - $40,000).

    Investment tax credits are calculated at the rate of 20% for qualifying research and development expenditures and can be offset against future taxes payable within the tax carry-forward period of ten years.

10  INCOME TAXES

    The company's income tax provision has been determined as follows:

                                                                                           2000       1999
                                                                                              $          $
Loss for the year                                                                        20,435      8,451
----------------------------------------------------------------------------------------------------------
Combined basic federal and provincial income tax recovery at 43.58% (1999 - 44.62%)       8,906      3,771
Permanent non-tax deductible expenses                                                      (151)         -
Provincial research and development deduction                                               174        412
Net operating loss and temporary differences for which no benefit was recognized         (8,929)    (4,183)
----------------------------------------------------------------------------------------------------------
                                                                                              -          -
----------------------------------------------------------------------------------------------------------

As at January 31, 2000, the Company has available non-capital losses for tax purposes that may be used to reduce taxable income in future years. These losses expire as follows:

                                                                            Federal       Provincial
                                                                                  $                $
Tax losses expiring in
   2002                                                                         200              300
   2003                                                                         400            1,900
   2004                                                                       2,200            6,400
   2005                                                                       3,800            6,600
   2006                                                                       2,200            5,300
   2007                                                                       3,100           14,700
----------------------------------------------------------------------------------------------------
                                                                             11,900           35,200
----------------------------------------------------------------------------------------------------

Excess of amounts booked for accounting purposes over amounts claimed for tax
(temporary differences), not subject to expiry

   Unclaimed scientific research and experimental development                 8,900            7,600
   expenditures
   Amortization                                                              15,900              400
   Share issue costs                                                          2,900            2,900
   Warranty and other provisions                                              2,000            2,000
   Deferred revenue                                                           1,800            1,800
----------------------------------------------------------------------------------------------------
                                                                             31,500           14,700
----------------------------------------------------------------------------------------------------
Losses for accounting purposes carried forward                               43,400           49,900
----------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements
January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

In addition, the Company has earned non-refundable investment tax credits amounting to approximately $3,900,000 that can be applied to reduce future federal income taxes payable, expiring as follows:

                                                                                                   $
    2007                                                                                         400
    2008                                                                                         900
    2009                                                                                       1,700
    2010                                                                                         900
----------------------------------------------------------------------------------------------------
                                                                                               3,900
----------------------------------------------------------------------------------------------------

The benefit of these losses and non-refundable investment tax credits has not been reflected in these financial statements.

The significant components of future income tax assets and liabilities are summarized as follows:

                                                                                          2000        1999
                                                                                             $           $
Future income tax assets
   Benefit of unclaimed scientific research and experimental development                 3,700       2,800
   expenditures
   Non-capital loss carry-forwards                                                       8,800       5,700
   Benefit of investment tax credits                                                     3,900       3,000
   Amortization                                                                          4,500       1,200
   Share issue costs                                                                     1,300         500
   Reserves                                                                                900         300
   Deferred revenue                                                                        800           -
----------------------------------------------------------------------------------------------------------
                                                                                        23,900      13,500
   Valuation allowance                                                                 (23,900)    (13,500)
----------------------------------------------------------------------------------------------------------
   Net deferred tax asset                                                                    -           -
----------------------------------------------------------------------------------------------------------

The Company has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. The valuation allowance increased by $10,400,000 during 2000. Realization of the future tax benefits is dependent upon many factors, including the Company's ability to generate taxable income within the loss carry-forward periods.

11  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Net change in non-cash working capital amounts relating to operations

                                                                                          2000        1999
                                                                                             $           $
Accounts receivable
   Trade                                                                                (6,814)       (167)
   Other                                                                                  (425)         (7)
Prepaids and other assets                                                                 (578)        220
Inventories                                                                                293        (235)
Accounts payable and accrued liabilities                                                 2,582         660
Deferred revenue                                                                           401           -
----------------------------------------------------------------------------------------------------------
                                                                                        (4,541)        471
----------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information

                                                                                          2000        1999
                                                                                             $           $
Interest paid                                                                              264           9
Capital assets acquired under capital lease obligations                                      -         105
Common shares issued in connection with acquired technology assets (note 17)            11,001           -
Common shares issued in connection with conversion of convertible debt (note 8)          5,916           -
Warrants issued in connection with convertible debt (note 8(e))                            186           -
Common shares issued in connection with conversion of special warrants (note 8(d))       6,826           -
Warrants issued in connection with private placement (note 8(d))                           215           -
Stock options issued to service providers (note 8(c))                                      150           -

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

12   SEGMENTED INFORMATION

    The Company's operations are located in Canada with two principal reportable segments, E-Commerce Imaging and Digital Video products, across geographically diverse markets.

    Geographic information

                                                                                                     2000
----------------------------------------------------------------------------------------------------------
                                                               United                   Asia
                                                   Canada      States      Europe    Pacific       Total
                                                        $           $           $           $           $
Revenue                                             1,469      20,205       6,815       2,351      30,840
Capital Assets                                      4,194         649          10           -       4,853

                                                                                                     1999
----------------------------------------------------------------------------------------------------------
                                                               United                   Asia
                                                   Canada      States      Europe    Pacific       Total
                                                        $           $           $           $           $
Revenue                                             1,271      10,437       2,687       1,567      15,962
Capital Assets                                      2,429          10           5           -       2,444

Reportable segments

                                                                                                     2000
----------------------------------------------------------------------------------------------------------
                                                            e-Imaging                 Digital
                                                                                        Video       Total
                                                                    $                       $           $
Revenue                                                        23,632                   7,208      30,840
Cost of sales                                                   3,813                     950       4,763
----------------------------------------------------------------------------------------------------------
Contribution                                                   19,819                   6,258      26,077
----------------------------------------------------------------------------------------------
Expenses                                                                                           35,891
----------------------------------------------------------------------------------------------------------
                                                                                                  (9,814)
Interest income                                                                                       344
Interest expense on long-term debt                                                                  (371)
Amortization of intangible assets                             (9,348)                 (1,246)    (10,594)
----------------------------------------------------------------------------------------------------------
Loss for the year                                                                                (20,435)
----------------------------------------------------------------------------------------------------------

                                                                                                     1999
----------------------------------------------------------------------------------------------------------
                                                            e-Imaging                 Digital
                                                                                        Video       Total
                                                                    $                       $           $
Revenue                                                        13,604                   2,358      15,962
Cost of sales                                                   2,020                     225       2,245
----------------------------------------------------------------------------------------------------------
Contribution                                                   11,584                   2,133      13,717
----------------------------------------------------------------------------------------------
Expenses                                                                                           22,472
----------------------------------------------------------------------------------------------------------
                                                                                                  (8,755)
Interest income                                                                                       304
----------------------------------------------------------------------------------------------------------
Loss for the year                                                                                 (8,451)
----------------------------------------------------------------------------------------------------------

 In fiscal 2000, two customers accounted for 23% and 22% of total revenue for the year, respectively, of which 91% comprised E-Imaging and 9% comprised Digital Video, respectively.

In fiscal 1999, two customers accounted for 32% and 16% of total revenue for the year, respectively, of which 80% comprised E-Imaging and 20% comprised Digital Video, respectively.

13  OPERATING LINE OF CREDIT

    The Company's bank line of credit of $4,000,000 bears interest at the bank's prime rate plus 3/4% and is secured by substantially all of the assets of the company. At January 31, 2000 and 1999, no amounts were drawn on this line of credit.

Notes to Consolidated Financial Statements
January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

14  COMMITMENTS

    The Company is obligated under operating leases for the rental of facilities and minimum royalty payments under certain licensing agreements. Future payments under the Company's current obligations in effect as at January 31, 2000, which expire on December 31, 2008, are approximately as follows:

                                                                      $
     2001                                                         2,328
     2002                                                         1,616
     2003                                                         1,175
     2004                                                         1,011
     2005                                                         1,020
     Thereafter                                                   2,084

    The Company has collaborative arrangements with certain third parties that provide for royalty payments. Under these arrangements, the Company is required to make certain royalty payments on specified sales to customers ranging from 10% to 15%.

15  RELATED PARTY TRANSACTIONS

    Research and development fees are paid to a company controlled by a director and a significant shareholder. The total fees paid in 2000 were $245,300 (1999 - $151,800).

    During fiscal 1999, payments relating to the rental of facilities were made to a company controlled by a significant shareholder and a party related to a senior officer. Included in administration expense is fair market value rent of $102,000. As at January 31, 1999, $55,000 of this amount was included in accounts payable and accrued liabilities. This amount was paid subsequent to the year-end. In January 1999, the facilities were sold to a third party.

    In January 2000, the Company entered into an arrangement with a related company whereby the Company entered into a perpetual site license of certain software, agreed to provide related maintenance and support services, and entered into a 2 year co-marketing agreement. The Company received 1,969,023 special warrants in exchange for the arrangement. The special warrants are exercisable, without further consideration, into 1,969,023 common shares. The special warrants are restricted until they are qualified as part of a prospectus or registration statement for the public issuance or sale of the related company's shares within 18 months. Absent such qualification, the special warrants are subject to resale restrictions as provided under the Securities Act (Ontario). The transaction was recorded at fair value of the consideration received in the amount of approximately $2,450,000. The related revenue will be recorded ratably over the estimated four-year economic life of the software license underlying the arrangement. The companies are related by virtue of a director and significant shareholder of the Company who is also a significant shareholder of the related company.

16  CREDIT AND CURRENCY RISKS

    Concentrations of credit risk on trade accounts receivable are indicated in the following table by the percentage of the total balance receivable by individual customers. At January 31, 2000, three customers accounted for 37% (1999 - 66%) of total accounts receivable, as follows:

                                                              2000     1999
                                                                 %        %
First customer                                                  15       36
Second customer                                                 13       20
Third customer                                                   9       10

    Substantially all of the Company's revenue is denominated in foreign currencies and accordingly is exposed to the risk of currency fluctuation.

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

17  ACQUISITIONS

    During the year, the Company completed three acquisitions of selected software technology and other assets summarized as follows:

    a) On November 12, 1999, the Company acquired software technology from a U.S. public corporation, for a purchase price of $5,638 summarized as follows:

                                                                                               Net cash
                                                                                                flow on
                                                                                            acquisition
                                                                                       $              $
   Cash payment due February 2, 2000 (US$ 1,500,000)                               2,218              -
   Issuance of 450,000 common shares                                               3,420              -
--------------------------------------------------------------------------------------------------------
                                                                                   5,638              -
--------------------------------------------------------------------------------------------------------

    b) On June 30, 1999, the Company acquired selected assets of Live Picture, Inc., a private California company. The total purchase price of $13,950,000 is summarized as follows:

                                                                                               Net cash
                                                                                                flow on
                                                                                            acquisition
                                                                                        $               $
   Cash payment                                                                     6,202           6,202
   Assumption of liabilities                                                          413               -
   Issuance of 1,550,410 common shares                                              6,085               -
   Costs of acquisition and assumption of other liabilities                         1,250               -
----------------------------------------------------------------------------------------------------------
                                                                                   13,950           6,202
----------------------------------------------------------------------------------------------------------

The purchase price was allocated to identifiable non-monetary assets as follows:

                                                                                        $
   Capital assets                                                                     100
   Technology assets                                                               13,850
------------------------------------------------------------------------------------------
                                                                                   13,950
------------------------------------------------------------------------------------------

    c) On June 28, 1999, the Company acquired selected DVD software technology and related assets from Zoran Corporation (Zoran), a California based public company specializing in integrated circuits and software for digital audio and digital video applications for a purchase price summarized as follows:

                                                                                                 Net cash
                                                                                                  flow on
                                                                                              acquisition
                                                                                        $               $
     Cash payment (US$ 600,000)                                                       891             891
     Issuance of 373,134 common shares                                              1,496               -
     Costs of acquisition                                                              65              65
----------------------------------------------------------------------------------------------------------
                                                                                    2,452             956
----------------------------------------------------------------------------------------------------------

    In connection with this acquisition, the purchase price included contingent consideration based on a defined percentage of net revenue received by the Company from the licensing or sale of DVD software technology acquired from Zoran, up to a maximum royalty of $2,963,000 (US$2,000,000). As at January 31, 2000, royalties of $365,000 have been included in accounts payable and accrued liabilities.

18  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties have been fully resolved.

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

19  CONTINGENCY

    The Company has received correspondence alleging infringement of certain technology rights. Management believes that the allegations are without merit and, however resolved, will not have a material adverse effect on the Company's financial position. No amount has been provided in these financial statements in respect of these allegations. Loss, if any, sustained upon ultimate resolution will be accounted for prospectively in the year of settlement in the statement of operations.

20  COMPARATIVE FIGURES

    Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

21. DIFFERENCE BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The material variations between Canadian and United States (U.S. GAAP) are discussed and presented below. However, all the disclosures required under U.S. GAAP and Regulation S-X of the Securities and Exchange Commission of the United States of America (SEC) have not, as permitted by the SEC, been presented.

    Consolidated statements of operations

                                                                                                      Year ended January 31,
                                                                                         --------------------------------------
                                                                                                    2000                 1999
                                                                                                       $                    $
      Net loss for the year per consolidated financial statements in accordance
           with Canadian GAAP                                                                    (20,435)              (8,451)
      Impact of U.S. accounting principles
           Stock-based compensation costs (e)
                Service providers                                                                   (104)                (116)
                Employees                                                                            (38)                 (46)
           Accretion of convertible debenture                                                        222                    -
                                                                                         --------------------------------------
      Net loss for the year in accordance with U.S. GAAP                                         (20,355)              (8,613)
                                                                                         --------------------------------------
      Basic and diluted net loss per share in accordance with Canadian GAAP                        (0.67)               (0.35)
                                                                                         --------------------------------------
      Basic and diluted loss per share in accordance with U.S. GAAP                                (0.66)               (0.36)
                                                                                         --------------------------------------
      Weighted average number of common shares outstanding - basic and diluted
           under Canadian and U.S. GAAP                                                           30,613               24,122
                                                                                         --------------------------------------

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

    Consolidated shareholders' equity

                                                                                January 31,
                                               --------------------------------------------------------------------------------
                                                              2000                                      1999
                                               --------------------------------------    --------------------------------------
                                                     U.S. GAAP            Cdn. GAAP            U.S. GAAP            Cdn. GAAP
                                                             $                    $                    $                    $
      Common shares (b)(c)(d)(e)                        72,364               72,867               31,788               32,365
      Special warrants                                  23,550               23,550                    -                    -
      Additional paid-in capital (c)(d)(e)               1,689                  497                1,488                    -
      Deferred stock-based compensation (e)               (191)                   -                 (183)                   -
      Deficit (b)(e)                                   (44,883)             (44,235)             (24,528)             (23,800)
                                               --------------------------------------------------------------------------------
                                                        52,529               52,679                8,565                8,565
                                               --------------------------------------------------------------------------------

    a) Investments

    Under Canadian generally accepted accounting principles (Canadian GAAP), portfolio investments in the amount of $2,450,000 at January 31, 2000 (1999
    - $nil) are accounted for at cost, less provision for decline in value that is other than temporary. Under U.S. GAAP, such available for sale securities are reflected in assets at their fair value. Where fair value is less than carrying amount, the unrealized loss is reflected in accumulated other comprehensive loss. As at January 31, 2000, these unrealized losses amount to $nil (1999 - $nil).

    b) Early retirement of convertible debentures

    Under Accounting Principles Board (APB) Opinion No. 26, "Early Extinguishment of Debt", gains or losses resulting from the early extinguishment of debt should be recognized in operations in the period in which the debt is extinguished. On February 26, 1996, in connection with the early retirement of $785,000 convertible debentures, the Company issued an additional 650,000 one-half common share purchase warrants to the remaining convertible debenture unitholders. Under U.S. GAAP, the Black-Scholes option-pricing model was used to determine the fair value of the warrants issued whereas, under Canadian GAAP, the intrinsic method was used, resulting in a difference of $216,000 in the deficit and share capital as at January 31, 1997 and thereafter.

    c) Broker warrants and options

    On September 29, 1997, in connection with the issuance of 3,500,000 special warrants offered at $4.25 each, the Company issued 175,000 broker special warrants. Each broker special warrant was converted into a compensation option to purchase one common share at a price of $5.25 per share, which expired on December 29, 1998. In accordance with Financial Accounting Standards Board (FASB) Statement No. 123, the warrants issued to brokers in connection with this financing arrangement were recorded at their fair value using the Black-Scholes option-pricing model at the date of the grant, and an amount of $350,000 was netted against the proceeds of the offering as a financing cost. Under Canadian GAAP, a nominal amount was assigned.

    d) Common share purchase warrants

    On September 30, 1997, the Company issued 1,022,757 common shares and the same number of common share purchase warrants for total cash consideration of $2,765,999 pursuant to the terms of a subscription agreement. Each warrant entitles the holder to purchase one common share of the Company, subject to adjustment, at the lower of (i) $3.95 per common share and (ii) the higher of the then current market price of the common shares of the Company and $3.20 per common share. On October 13, 2000, pursuant to the terms of the subscription agreement, all purchase warrants were converted on a net basis into 813,647 common shares for no additional consideration. In accordance with FASB Statement No. 123, the common share purchase warrants issued in connection with this financing arrangement were recorded at their fair value using the Black-Scholes option-pricing model at the date of the grant, and an amount of $558,000 was allocated to the common share purchase warrants. Under Canadian GAAP, a nominal amount was assigned.

    e) Stock-based compensation

    Under U.S. GAAP, the Company follows FASB Statement No. 123, "Accounting for Stock-Based Compensation", which permits the use of APB Opinion No. 25, "Accounting for Stock Issued to Employees", to account for stock options issued to employees. Under APB Opinion No. 25, the Company uses the intrinsic value method to determine the cost associated with the granting of stock options to employees. Accordingly, the amount by which the market price of the underlying shares exceeds the exercise price of the options, if any, is accounted for as compensation expense over the vesting period.

Notes to Consolidated Financial Statements

January 31, 2000 and 1999 (tabular amounts in thousands of Canadian dollars, unless otherwise stated)

    Under FASB Statement No. 123, all transactions with non-employees in which equity instruments are issued in exchange for goods and services should be accounted for based on the fair value of the consideration received or given, whichever is more reliably measured. Where consideration received is not determinable, equity instruments issued as compensation to outside service providers are valued using the Black-Scholes option-pricing model at the measurement date, and this amount is charged to operations over the periods in which services are rendered. While the Company also records share options issued to outside service providers at fair value for Canadian GAAP purposes, the determination of such fair value under Canadian GAAP does not mandate the use of option-pricing models prescribed under U.S. GAAP.

Consolidated Balance Sheets

(unaudited), (tabular amounts in thousands of Canadian dollars)

                                     October 31 January 31
                                           2001       2001
----------------------------------------------------------
ASSETS
Current assets
   Cash and short-term investments        2,971     36,324
   Accounts receivable
     Trade                                7,398      9,790
     Other                                  904        830
   Inventories                            2,468      2,047
   Prepaids and other assets                939      2,211
----------------------------------------------------------
----------------------------------------------------------
                                         14,680     51,202
Investments (Note 3)                          -      3,986
Capital assets                            5,156      6,928
Acquired technology,
   net of accumulated amortization        1,308      5,231
----------------------------------------------------------
                                         21,144     67,347
----------------------------------------------------------
----------------------------------------------------------
LIABILITIES
Current liabilities
   Bank loan of subsidiary                1,687      2,057
   Accounts payable and accrued
     liabilities (Note 5)                13,068     17,155
   Deferred revenue                         300      1,767
   Current portion of long-term debt         40        165
   Current portion of capital lease
     obligations                             38         27
----------------------------------------------------------
----------------------------------------------------------
                                         15,133     21,171
Accrued liabilities (Note 5)                307          -
Deferred revenue                              -      2,113
Capital lease obligations                     -         22
----------------------------------------------------------
                                         15,440     23,306
SHAREHOLDERS' EQUITY
Capital stock
   Common shares (Note 6)               117,168    116,819
   Other equity                           3,964      3,964
Deficit                                (115,428)   (76,742)
----------------------------------------------------------
                                          5,704     44,041
----------------------------------------------------------
                                         21,144     67,347
----------------------------------------------------------
Contingencies (Note 8)
----------------------------------------------------------

Consolidated Statement of Operations and Deficit

(unaudited), (in thousands of Canadian dollars, except per share amounts)

                                             Nine        Nine
                                           months      months
                                            ended       ended
                                       October 31  October 31
                                             2001        2000
-------------------------------------------------------------
REVENUE                                    20,684      35,963
COST OF SALES                               7,997       5,907
-------------------------------------------------------------
                                           12,687      30,056
EXPENSES
  Marketing and selling                    19,682      21,522
  Research and development                 11,949      14,024
  Administration                            8,161       4,806
  Foreign exchange                          (494)       (923)
  Amortization of capital assets            1,332       1,335
-------------------------------------------------------------
-------------------------------------------------------------
                                           40,630      40,764
-------------------------------------------------------------
LOSS BEFORE UNDERNOTED ITEMS              (27,943)    (10,708)

INTEREST INCOME                               426         794

INTEREST EXPENSE ON LONG-TERM DEBT            (36)        (29)

WRITE-DOWN OF INVESTMENTS,
   NET OF RELATED DEFERRED REVENUE         (2,392)          -

RESTRUCTURING COSTS                        (3,742)          -

WRITE-OFF OF GOODWILL                           -        (931)

AMORTIZATION OF ACQUIRED
TECHNOLOGY                                 (3,924)     (6,224)
-------------------------------------------------------------

LOSS BEFORE INCOME TAXES                  (37,611)    (17,098)

INCOME TAXES                               (1,075)       (377)
-------------------------------------------------------------

LOSS FOR THE PERIOD                       (38,686)    (17,475)

DEFICIT, BEGINNING OF PERIOD              (76,742)    (44,235)
-------------------------------------------------------------

DEFICIT, END OF PERIOD                   (115,428)    (61,710)
-------------------------------------------------------------

LOSS PER SHARE
- basic and diluted                         (0.92)      (0.46)
-------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                  42,272      38,067
-------------------------------------------------------------

Consolidated Statement of Cash Flows

(unaudited), (tabular amounts in thousands of Canadian dollars)

                                              Nine         Nine
                                            months       months
                                             ended        ended
                                        October 31   October 31
                                              2001         2000
---------------------------------------------------------------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
   Loss for the period                     (38,686)     (17,475)
   Items not affecting cash
     Amortization of capital assets          1,332        1,335
     Amortization of acquired
        technology                           3,924        6,224
     Unrealized foreign exchange gain         (767)        (365)
     Amortization of deferred revenue       (1,986)         163
     Amortization of deferred
      financing costs                            -           26
     Write-down of investments,
       net of deferred revenue               2,392            -
     Write-off of goodwill                       -          931
     Net change in non cash
       working capital amounts                (362)      (2,829)
---------------------------------------------------------------
                                           (34,153)     (11,990)
---------------------------------------------------------------

FINANCING ACTIVITIES
   Proceeds on issuance of common shares       349        1,942
   Repayment of long-term debt                (125)        (125)
   Repayment of capital lease obligations      (11)          (9)
---------------------------------------------------------------
---------------------------------------------------------------
                                               213        1,808
---------------------------------------------------------------
INVESTMENT ACTIVITIES
  Proceeds from sale of (purchase of)
   capital assets, net                        (101)      (3,123)
  Payment for intangible assets                  -       (2,803)
---------------------------------------------------------------
---------------------------------------------------------------
                                              (101)      (5,926)
---------------------------------------------------------------

FOREIGN EXCHANGE GAIN ON
  CASH HELD IN FOREIGN CURRENCY                688          264
---------------------------------------------------------------

DECREASE IN CASH AND CASH
  EQUIVALENTS DURING THE PERIOD            (33,353)     (15,844)
---------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                       36,324       33,703
---------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                              2,971       17,859
---------------------------------------------------------------

CASH AND CASH EQUIVALENTS
  COMPRISED OF:
  Cash                                         461        6,485
  Short-term investments                     2,510       11,374
---------------------------------------------------------------
                                             2,971       17,859
---------------------------------------------------------------

Notes to Consolidated Financial Statements
October 31, 2001
(unaudited), (tabular amounts in thousands of Canadian dollars)

1. NATURE OF OPERATIONS

MGI Software Corp. (the "Company") was incorporated on September 22, 1985 under the laws of the Province of Ontario to design, develop, market and support Internet imaging products and digital video and photography solutions for PCs, devices, and the Internet. The products apply to content creation and editing, content encoding and decoding, Internet distribution systems, web printing and online navigation. To date, the Company's primary markets have been the United States, Europe and Asia Pacific.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial statements and, accordingly, certain information and footnote disclosure normally included in financial statements prepared in accordance with Canadian generally accepted accounting principles have been condensed, or omitted. These financial statements have been prepared using the same accounting principles as used in the annual audited consolidated financial statements and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended January 31, 2001. The results of operations for any interim period are not necessarily indicative of the results of operations for any other interim period or for a full fiscal year.

3. INVESTMENTS

|-------------------------+-------------------------+-------------------------|
|                         |2001                     |2000                     |
|                         |$                        |$                        |
|-------------------------+-------------------------+-------------------------|
|Investment in related    |-                        |2,450                    |
|company                  |                         |                         |
|-------------------------+-------------------------+-------------------------|
|Investment in imaging    |-                        |1,536                    |
|service provider         |                         |                         |
|-------------------------+-------------------------+-------------------------|

In the first quarter, the Company recorded a write-down of the above noted investments to their estimated fair market value. The write-down amounted to $3,986,000. In addition, as a result of new arrangements, the Company reduced deferred revenue relating to one of these investments by $1,594,000.

4. BANK LINE OF CREDIT

The Company has a bank line of credit that is secured by the Company's cash and short-term investments equivalent to the amounts borrowed at any point in time up to a maximum of $1.5 million (October 31, 2000 - $4.0 million). At October 31, 2001 the Company had utilized $220,000 of the line of credit.

5. RESTRUCTURING COSTS

In the fourth quarter ended January 31, 2001, the Company began streamlining operations and eliminating redundant activities. In March 2001, the Company approved its restructuring plan to consolidate research and development activities and certain sales and marketing functions. Included in accounts payable and accrued liabilities at October 31, 2001 is an accrual for restructuring costs of approximately $1.3 million comprised of the following items:

Employee termination                                                      $  719
Accrual for lease costs associated with office closures                      561

--------------------------------------------------------------------------------

                                                                          $1,280
--------------------------------------------------------------------------------

6. CAPITAL STOCK

During the nine months ended October 31, 2001, a total of 154,672 common shares were issued on the exercise of stock options for total cash consideration of $349,000.

Effective August 1, 2001, the Company implemented a Stock Purchase Plan for eligible employees. Treasury stock will be issued to those employees enrolled in the program in lieu of the equivalent amount of cash compensation. On November 22, 2001 the Stock Purchase Plan was terminated.

7. EARNINGS PER SHARE

The Company has an incentive plan under which options to purchase common shares may be granted to its directors, officers, employees and service providers. The aggregate number of options outstanding at October 31, 2001 were 3,592,531. These options were not included in the computation of diluted earnings per share as they are anti-dilutive for the periods presented. In connection with the proposed transaction described in Note 8 below, the Board of Directors have approved the acceleration of the vesting of the outstanding stock options contingent on the completion of the proposed transaction.

8. CONTINGENCIES

The Company has received correspondence alleging infringement of certain technology rights. Management believes that these allegations are without merit and, however resolved, will not have a material adverse effect on the Company's financial position. No amount has been provided in these financial statements in respect of these allegations. Loss sustained, if any, will be recorded in the statements of operations in the period such loss is determinable.

9. SUBSEQUENT EVENTS

(i) On December 3, 2001 MGI's Board of Directors voted unanimously to enter into a combination agreement with Roxio, Inc. whereby Roxio agreed to acquire all of MGI's outstanding Common Shares pursuant to an arrangement under the Business Corporations Act (Ontario). In connection with the proposed transaction, MGI entered into an agreement with its financial advisor that provides for the payment of fees for work performed, and additional fees contingent on the completion of the transaction, as well as an indemnification in respect of certain liabilities that may arise resulting from their engagement as financial advisor. The company will be liable to pay certain amounts relating to termination provisions contained in existing employment agreements. Under the terms of the definitive agreement, Roxio has agreed to provide MGI with a line of credit of up to US$1.5 million, that may be converted, at Roxio's option, into Common Shares of the Company. At December 17, 2001, MGI had borrowed US$1.0 million under this line of credit.

(ii) Subsequent to March 9, 2001:

(a) On January 31, 2002, all the Company's outstanding common shares were sold to Roxio, Inc. Pursuant to this transaction:

        . Costs amounting to approximately $4,300,000 were incurred in respect of investment banking, legal costs, employee severance and other administrative matters;
        . Certain changes were made to marketing strategies resulting in a write-down of inventories and accounts receivable in the amount of $965,000 and $1,124,000, respectively;
        . 1,195,500 unvested share options held by directors, officers and employees vested immediately, in accordance with the Company's original option agreements. These options were exercised for cash consideration of $890,000;
        . Effective March 11, 2002, the Company ceased to be a public corporation;
        . The Company received approximately US $12,300,000 (approximately Cdn. $19,680,000) as consideration for intellectual property sold to corporations controlled by Roxio, Inc.; and
        . It was resolved that the Company would pay an amount of $15,129,700 as a pro-rata return of capital on the Company's common shares.

(b) In connection with the contingencies referred to in note 7 and other matters subsequent, the Company has made a provision in the approximate amount of $6 million, representing new management's best estimate of the most likely outcome of the claim and possible claim negotiations. If and when the possible claims become actions against the Company, the actual claim amounts could be higher than amounts currently provided by the Company. Nevertheless, management believes that the amounts provided will be sufficient to settle such claims. To the extent that losses are sustained in excess of these amounts, such losses will be recorded in operations in the period of settlement.

Notes to Consolidated Financial Statements October 31, 2001 (unaudited), (tabular amounts in thousands of Canadian dollars) Continued

10.  SEGMENTED INFORMATION

The Company's operations are primarily located in Canada with two principal reportable segments, e-Imaging and Digital Video products, across geographically diverse markets.

                                               Nine months ended October 31, 2001     Nine months ended October 31, 2000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                             Digital                               Digital
                                              e-Imaging        Video        Total    e-Imaging       Video         Total
------------------------------------------------------------------------------------------------------------------------
Revenue                                          11,607        9,077       20,684       20,896      15,067        35,963
Cost of Sales                                     3,584        4,413        7,997        3,515       2,392         5,907
------------------------------------------------------------------------------------------------------------------------

Gross Margin                                      8,023        4,664       12,687       17,381      12,675        30,056

Operating Expenses                                                         40,630                                 40,764
------------------------------------------------------------------------------------------------------------------------

Loss before the undernoted                                                (27,943)                               (10,708)

Interest income                                                               426                                    794
Interest expense on long-term debt                                            (36)                                   (29)
Restructuring costs                                                        (3,742)                                     -
Write-down of investments                                                  (2,392)                                     -
Write-off of goodwill                                                           -                                   (931)
Amortization of acquired technology                                        (3,924)                                (6,224)
Income taxes                                                               (1,075)                                  (377)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Loss for the period                                                       (38,686)                               (17,475)
------------------------------------------------------------------------------------------------------------------------

11. COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the current period's presentation.

Notes to Consolidated Financial Statements October 31, 2001
(unaudited), (tabular amounts in thousands of Canadian dollars) Continued


12. DIFFERENCE BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The material variations between Canadian and United States (U.S. GAAP) are discussed and presented below. However, all the disclosures required under U.S. GAAP and Regulation S-X of the Securities and Exchange Commission of the United States of America (SEC) have not, as permitted by the SEC, been presented.

    Consolidated statements of operations

                                                                                                    Nine-month periods ended
                                                                                                                 October 31,
                                                                                    ----------------------------------------

                                                                                                 2001                   2000
                                                                                                    $                      $
                                                                                          (Unaudited)            (Unaudited)
      Net loss for the period per consolidated financial statements in
           accordance with Canadian GAAP                                                      (38,686)               (17,475)
      Impact of U.S. accounting principles
           Stock-based compensation costs (e)
                Service providers                                                                   -                    (23)
                Employees                                                                           -                    (18)
                                                                                    ----------------------------------------

      Net loss and comprehensive loss for the period in accordance with U.S. GAAP             (38,686)               (17,516)
                                                                                    ----------------------------------------

      Basic and diluted net loss per share in accordance with Canadian GAAP                     (0.92)                 (0.46)
                                                                                    ----------------------------------------
      Basic and diluted loss per share in accordance with U.S. GAAP                             (0.92)                 (0.46)
                                                                                    ----------------------------------------
      Weighted average number of common shares outstanding - basic and diluted
           under Canadian and U.S. GAAP                                                        42,272                 38,067
                                                                                    ----------------------------------------


    Consolidated shareholders' equity

                                                                                   October 31,
                                                      ----------------------------------------------------------------------

                                                                    2001                                    2000
                                                      -----------------------------------    -------------------------------

                                                              U.S.                Cdn.               U.S.               Cdn.
                                                              GAAP                GAAP               GAAP               GAAP
                                                                 $                   $                  $                  $
      Common shares (a)(b)(c)(d)(e)                        117,356             117,168            114,208            114,089
      Additional paid-in capital (b)(c)(e)                   4,465               3,964              1,056                486
      Deferred stock-based compensation (e)                   (168)                  -               (150)                 -
      Deficit (a)(d)(e)                                   (116,117)           (115,428)           (62,399)           (61,710)
                                                      ----------------------------------------------------------------------

                                                             5,536               5,704             52,715             52,865
                                                      ----------------------------------------------------------------------

Notes to Consolidated Financial Statements October 31, 2001
(unaudited), (tabular amounts in thousands of Canadian dollars) Continued

      a) Early retirement of convertible debentures

           Under Accounting Principles Board (APB) Opinion No. 26, "Early Extinguishment of Debt", gains or losses resulting from the early extinguishment of debt should be recognized in operations in the period in which the debt is extinguished. On February 26, 1996, in connection with the early retirement of $785,000 convertible debentures, the Company issued an additional 650,000 one-half common share purchase warrants to the remaining convertible debenture unitholders. Under U.S. GAAP, the Black-Scholes option-pricing model was used to determine the fair value of the warrants issued whereas, under Canadian GAAP, the intrinsic method was used, resulting in a difference of $216,000 in the deficit and share capital as at January 31, 1997 and thereafter.

      b) Broker warrants and options

           On September 29, 1997, in connection with the issuance of 3,500,000 special warrants offered at $4.25 each, the Company issued 175,000 broker special warrants. Each broker special warrant was converted into a compensation option to purchase one common share at a price of $5.25 per share, which expired on December 29, 1998. In accordance with Financial Accounting Standards Board (FASB) Statement No. 123, the warrants issued to brokers in connection with this financing arrangement were recorded at their fair value using the Black-Scholes option-pricing model at the date of the grant, and an amount of $350,000 was netted against the proceeds of the offering as a financing cost. Under Canadian GAAP, a nominal amount was assigned.

      c) Common share purchase warrants

           On September 30, 1997, the Company issued 1,022,757 common shares and the same number of common share purchase warrants for total cash consideration of $2,765,999 pursuant to the terms of a subscription agreement. Each warrant entitles the holder to purchase one common share of the Company, subject to adjustment, at the lower of (i) $3.95 per common share and (ii) the higher of the then current market price of the common shares of the Company and $3.20 per common share. On October 13, 2000, pursuant to the terms of the subscription agreement, all purchase warrants were converted on a net basis into 813,647 common shares for no additional consideration. In accordance with FASB Statement No. 123, the common share purchase warrants issued in connection with this financing arrangement were recorded at their fair value using the Black-Scholes option-pricing model at the date of the grant, and an amount of $558,000 was allocated to the common share purchase warrants. Under Canadian GAAP, a nominal amount was assigned.

      d) Convertible debentures

           Under Canadian GAAP, a financial instrument that contains both a liability and an equity element must be split into its component parts at fair value. Accordingly, an amount of $278,000 was attributed to the conversion feature of the subordinated convertible debenture. Under U.S. GAAP, a beneficial conversion feature is recognized on financial instruments using the intrinsic value method which, in this case, was $nil. Accretion of the debt under Canadian GAAP was $380,000 whereas, under U.S. GAAP, accretion of the debt amounted to $158,000.

      e) Stock-based compensation

           Under U.S. GAAP, the Company follows FASB Statement No. 123, "Accounting for Stock-Based Compensation", which permits the use of APB Opinion No. 25, "Accounting for Stock Issued to Employees", to account for stock options issued to employees. Under APB Opinion No. 25, the Company uses the intrinsic value method to determine the cost associated with the granting of stock options to employees. Accordingly, the amount by which the market price of the underlying shares exceeds the exercise price of the options, if any, is accounted for as compensation expense over the vesting period.

           Under FASB Statement No. 123, all transactions with non-employees in which equity instruments are issued in exchange for goods and services should be accounted for based on the fair value of the consideration received or given, whichever is more reliably measured. Where consideration received is not determinable, equity instruments issued as compensation to outside service providers are valued using the Black-Scholes option-pricing model at the measurement date, and this amount is charged to operations over the periods in which services are rendered. While the Company also records share options issued to outside service providers at fair value for Canadian GAAP purposes, the determination of such fair value under Canadian GAAP does not mandate the use of option-pricing models prescribed under U.S. GAAP.